                                                                     EXHIBIT 4.1



                         EL PASO ENERGY PARTNERS, L.P.,
            EL PASO ENERGY PARTNERS FINANCE CORPORATION, as Issuers,


             THE SUBSIDIARIES NAMED HEREIN, as Subsidiary Guarantors

                                       and

                      THE CHASE MANHATTAN BANK, as Trustee



               8 1/2% Series A Senior Subordinated Notes due 2011
               8 1/2% Series B Senior Subordinated Notes due 2011



                                    INDENTURE




                            Dated as of May 17, 2001

                             CROSS-REFERENCE TABLE*


Trust Indenture
         Act Section                                                                               Indenture Section
--------------------                                                                               -----------------

310      (a)(1)...................................................................                              7.10
         (a)(2)...................................................................                              7.10
         (a)(3)...................................................................                              N.A.
         (a)(4)...................................................................                              N.A.
         (a)(5)...................................................................                              7.10
         (b)......................................................................                              7.10
         (c)......................................................................                              N.A.
311      (a)......................................................................                              7.11
         (b)......................................................................                              7.11
         (c)......................................................................                              N.A.
312      (a)......................................................................                              2.05
         (b)......................................................................                             13.03
         (c)......................................................................                             13.03
313      (a)......................................................................                              7.06
         (b)(1)...................................................................                              N.A.
         (b)(2)...................................................................                              7.06
         (c)......................................................................                       7.06; 13.02
         (d)......................................................................                               7.6
314      (a)......................................................................                 4.03; 4.19; 13.02
         (b)......................................................................                              N.A.
         (c)(1)...................................................................                             13.04
         (c)(2)...................................................................                             13.04
         (c)(3)...................................................................                              N.A.
         (d)......................................................................                              N.A.
         (e)......................................................................                             13.05
         (f)......................................................................                              N.A.
315      (a)......................................................................                              7.01
         (b)......................................................................                       7.05, 13.02
         (c)......................................................................                              7.01
         (d)......................................................................                        7.01; 6.05
         (e)......................................................................                              6.11
316      (a) (last sentence)......................................................                              2.09
         (a)(1)(A)................................................................                              6.05
         (a)(1)(B)................................................................                              6.04
         (a)(2)...................................................................                              N.A.
         (b)......................................................................                              6.07
         (c)......................................................................                              2.12
317      (a)(1)...................................................................                              6.08
         (a)(2)...................................................................                              6.09
         (b)......................................................................                              2.04
318      (a)......................................................................                             13.01
         (b)......................................................................                              N.A.
         (c)......................................................................                             13.01


----------
N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS


ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE..............................................................1

         SECTION  1.01.   DEFINITIONS.............................................................................1
         SECTION  1.02.   OTHER DEFINITIONS......................................................................23
         SECTION  1.03.   INCORPORATION  BY REFERENCE OF TRUST INDENTURE ACT.....................................24
         SECTION  1.04.   RULES OF CONSTRUCTION..................................................................24

ARTICLE 2 THE NOTES..............................................................................................25

         SECTION  2.01.   FORM AND DATING........................................................................25
         SECTION  2.02.   EXECUTION AND AUTHENTICATION...........................................................26
         SECTION  2.03.   REGISTRAR AND PAYING AGENT.............................................................26
         SECTION  2.04.   PAYING AGENT TO HOLD MONEY IN TRUST....................................................27
         SECTION  2.05.   HOLDER LISTS...........................................................................27
         SECTION  2.06.   TRANSFER AND EXCHANGE..................................................................27
         SECTION  2.07.   REPLACEMENT NOTES......................................................................39
         SECTION  2.08.   OUTSTANDING NOTES......................................................................39
         SECTION  2.09.   TREASURY NOTES.........................................................................40
         SECTION  2.10.   TEMPORARY NOTES........................................................................40
         SECTION  2.11.   CANCELLATION...........................................................................40
         SECTION  2.12.   DEFAULTED INTEREST.....................................................................40
         SECTION  2.13.   CUSIP NUMBERS..........................................................................41

ARTICLE 3 REDEMPTION AND PREPAYMENT..............................................................................41

         SECTION  3.01.   NOTICES TO TRUSTEE.....................................................................41
         SECTION  3.02.   SELECTION OF NOTES TO BE REDEEMED......................................................41
         SECTION  3.03.   NOTICE OF REDEMPTION...................................................................41
         SECTION  3.04.   EFFECT OF NOTICE OF REDEMPTION.........................................................42
         SECTION  3.05.   DEPOSIT OF REDEMPTION PRICE............................................................42
         SECTION  3.06.   NOTES REDEEMED IN PART.................................................................43
         SECTION  3.07.   OPTIONAL REDEMPTION....................................................................43
         SECTION  3.08.   MANDATORY REDEMPTION...................................................................43
         SECTION  3.09.   OFFER TO PURCHASE BY APPLICATION OF NET PROCEEDS.......................................43

ARTICLE 4 COVENANTS..............................................................................................45
         SECTION  4.01.   PAYMENT OF NOTES.......................................................................45
         SECTION  4.02.   MAINTENANCE OF OFFICE OR AGENCY........................................................45
         SECTION  4.03.   COMPLIANCE CERTIFICATE.................................................................46
         SECTION  4.04.   TAXES..................................................................................47
         SECTION  4.05.   STAY, EXTENSION AND USURY LAWS.........................................................47
         SECTION  4.06.   CHANGE OF CONTROL......................................................................47
         SECTION  4.07.   ASSET SALES............................................................................49
         SECTION  4.08.   RESTRICTED PAYMENTS....................................................................51
         SECTION  4.09.   INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED EQUITY.........................53
         SECTION  4.10.   ANTI-LAYERING..........................................................................56
         SECTION  4.11.   LIENS..................................................................................56
         SECTION  4.12.   DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.........................56
         SECTION  4.13.   TRANSACTIONS WITH AFFILIATES...........................................................58

         SECTION  4.14.   ADDITIONAL SUBSIDIARY GUARANTEES.......................................................59
         SECTION  4.15.   DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES................................60
         SECTION  4.16.   BUSINESS ACTIVITIES....................................................................60
         SECTION  4.17.   SALE AND LEASEBACK TRANSACTIONS........................................................60
         SECTION  4.18.   PAYMENTS FOR CONSENT...................................................................61
         SECTION  4.19.   REPORTS................................................................................61
         SECTION  4.20.   SUSPENSION OF COVENANTS................................................................62

ARTICLE 5 SUCCESSORS.............................................................................................62

         SECTION  5.01.   MERGER, CONSOLIDATION, OR SALE OF ASSETS...............................................62
         SECTION  5.02.   SUCCESSOR ENTITY SUBSTITUTED...........................................................64

ARTICLE 6 DEFAULTS AND REMEDIES..................................................................................65

         SECTION  6.01.   EVENTS OF DEFAULT......................................................................65
         SECTION  6.02.   ACCELERATION...........................................................................66
         SECTION  6.03.   OTHER REMEDIES.........................................................................67
         SECTION  6.04.   WAIVER OF PAST DEFAULTS................................................................67
         SECTION  6.05.   CONTROL BY MAJORITY....................................................................67
         SECTION  6.06.   LIMITATION ON SUITS....................................................................67
         SECTION  6.07.   RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT..........................................68
         SECTION  6.08.   COLLECTION SUIT BY TRUSTEE.............................................................68
         SECTION  6.09.   TRUSTEE MAY FILE PROOFS OF CLAIM.......................................................68
         SECTION  6.10.   PRIORITIES.............................................................................68
         SECTION  6.11.   UNDERTAKING FOR COSTS..................................................................69

ARTICLE 7 TRUSTEE................................................................................................69

         SECTION  7.01.   DUTIES OF TRUSTEE......................................................................69
         SECTION  7.02.   RIGHTS OF TRUSTEE......................................................................70
         SECTION  7.03.   INDIVIDUAL RIGHTS OF TRUSTEE...........................................................71
         SECTION  7.04.   TRUSTEE'S DISCLAIMER...................................................................71
         SECTION  7.05.   NOTICE OF DEFAULTS.....................................................................72
         SECTION  7.06.   REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.............................................72
         SECTION  7.07.   COMPENSATION AND INDEMNITY.............................................................72
         SECTION  7.08.   REPLACEMENT OF TRUSTEE.................................................................73
         SECTION  7.09.   SUCCESSOR TRUSTEE BY MERGER, ETC.......................................................74
         SECTION  7.10.   ELIGIBILITY; DISQUALIFICATION..........................................................74
         SECTION  7.11.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUERS......................................74

ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE...............................................................74

         SECTION  8.01.   OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE...............................74
         SECTION  8.02.   LEGAL DEFEASANCE AND DISCHARGE.........................................................74
         SECTION  8.03.   COVENANT DEFEASANCE....................................................................75
         SECTION  8.04.   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.............................................75
         SECTION  8.05.   DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
                           OTHER MISCELLANEOUS PROVISIONS........................................................76
         SECTION  8.06.   REPAYMENT TO ISSUERS...................................................................77
         SECTION  8.07.   REINSTATEMENT..........................................................................77

ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER.......................................................................77

         SECTION  9.01.   WITHOUT CONSENT OF HOLDERS OF NOTES....................................................77
         SECTION  9.02.   WITH CONSENT OF HOLDERS OF NOTES.......................................................78
         SECTION  9.03.   COMPLIANCE WITH TRUST INDENTURE ACT....................................................80
         SECTION  9.04.   REVOCATION AND EFFECT OF CONSENTS......................................................80
         SECTION  9.05.   NOTATION ON OR EXCHANGE OF NOTES.......................................................80
         SECTION  9.06.   TRUSTEE TO SIGN AMENDMENTS, ETC........................................................80
         SECTION  9.07.   EFFECT OF SUPPLEMENTAL INDENTURES......................................................80

ARTICLE 10 SUBORDINATION.........................................................................................81

         SECTION  10.01.   AGREEMENT TO SUBORDINATE..............................................................81
         SECTION  10.02.   LIQUIDATION; DISSOLUTION; BANKRUPTCY..................................................81
         SECTION  10.03.   DEFAULT ON DESIGNATED SENIOR DEBT.....................................................81
         SECTION  10.04.   ACCELERATION OF NOTES.................................................................82
         SECTION  10.05.   WHEN DISTRIBUTION MUST BE PAID OVER...................................................82
         SECTION  10.06.   NOTICE BY ISSUERS.....................................................................82
         SECTION  10.07.   SUBROGATION...........................................................................83
         SECTION  10.08.   RELATIVE RIGHTS.......................................................................83
         SECTION  10.09.   SUBORDINATION MAY NOT BE IMPAIRED BY ISSUERS..........................................83
         SECTION  10.10.   DISTRIBUTION OR NOTICE TO REPRESENTATIVE..............................................83
         SECTION  10.11.   RIGHTS OF TRUSTEE AND PAYING AGENT....................................................83
         SECTION  10.12.   AUTHORIZATION TO EFFECT SUBORDINATION.................................................84
         SECTION  10.13.   AMENDMENTS............................................................................84

ARTICLE 11 GUARANTEES............................................................................................84

         SECTION  11.01.   GUARANTEES............................................................................84
         SECTION  11.02.   LIMITATION OF GUARANTOR'S LIABILITY...................................................85
         SECTION  11.03.   EXECUTION AND DELIVERY OF GUARANTEES..................................................85
         SECTION  11.04.   SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.........................86
         SECTION  11.05.   RELEASES..............................................................................86
         SECTION  11.06.   "TRUSTEE" TO INCLUDE PAYING AGENT.....................................................87
         SECTION  11.07.   SUBORDINATION OF GUARANTEES...........................................................87

ARTICLE 12 SATISFACTION AND DISCHARGE............................................................................87

         SECTION  12.01.   SATISFACTION AND DISCHARGE............................................................87
         SECTION  12.02.   APPLICATION OF TRUST..................................................................88
         SECTION  12.03.   REPAYMENT OF THE ISSUERS..............................................................88
         SECTION  12.04.   REINSTATEMENT.........................................................................89

ARTICLE 13 MISCELLANEOUS.........................................................................................89

         SECTION  13.01.   TRUST INDENTURE ACT CONTROLS..........................................................89
         SECTION  13.02.   NOTICES...............................................................................89
         SECTION  13.03.   COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.........................90
         SECTION  13.04.   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT....................................90
         SECTION  13.05.   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.........................................91
         SECTION  13.06.   RULES BY TRUSTEE AND AGENTS...........................................................91

         SECTION  13.07.   NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, PARTNERS,
                             EMPLOYEES, INCORPORATORS, STOCKHOLDERS AND MEMBERS..................................92
         SECTION  13.08.   GOVERNING LAW.........................................................................92
         SECTION  13.09.   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.........................................92
         SECTION  13.10.   SUCCESSORS............................................................................92
         SECTION  13.11.   SEVERABILITY..........................................................................92
         SECTION  13.12.   COUNTERPART ORIGINALS.................................................................92
         SECTION  13.13.   TABLE OF CONTENTS, HEADINGS, ETC......................................................92


Schedule A - Schedule of Subsidiary Guarantors


                                    EXHIBITS

Exhibit A-1       FORM OF NOTE

Exhibit A-2       FORM OF REGULATION S TEMPORARY GLOBAL NOTES

Exhibit B         FORM OF CERTIFICATE OF TRANSFER

Exhibit C         FORM OF CERTIFICATE OF EXCHANGE

Exhibit D         FORM OF GUARANTEE NOTATION

         INDENTURE dated as of May 17, 2011 among El Paso Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), El Paso Energy Partners Finance Corporation, a Delaware corporation, ("El Paso Finance," and collectively with the Partnership, the "Issuers"), the Subsidiary Guarantors (as defined herein) listed on Schedule A hereto, and The Chase Manhattan Bank, a New York state banking corporation, as trustee (the "Trustee").

         The Issuers, the Subsidiary Guarantors, and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 8 1/2% Series A Senior Subordinated Notes due 2011 (the "Series A Notes") and the 8 1/2% Series B Senior Subordinated Notes due 2011 (the "Exchange Notes" and, together with the Series A Notes, the "Notes"):

                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION  1.01.   DEFINITIONS.

         "Acquired Debt" means, with respect to any specified Person: (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person, but excluding Indebtedness that is extinguished, retired or repaid in connection with such Person merging with or becoming a Subsidiary of such specified Person; and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a specified Person shall be deemed to be control by the other Person; provided, further, that any third Person which also beneficially owns 10% or more of the Voting Stock of a specified Person shall not be deemed to be an Affiliate of either the specified Person or the other Person merely because of such common ownership in such specified Person. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings. Notwithstanding the foregoing, the term "Affiliate" shall not include a Restricted Subsidiary of any specified Person.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

         "Argo" means Argo, L.L.C., a Delaware limited liability company and a subsidiary of the Partnership.

         "Argo I" means Argo I, L.L.C., a Delaware limited liability company and a subsidiary of the Partnership.

         "Asset Sale" means, (i) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business consistent with past practices; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Partnership or the

Partnership and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.06 and/or the provisions of Article 5 hereof and not by the provisions of Section 4.07; and (ii) the issuance of Equity Interests by any of the Partnership's Restricted Subsidiaries or the sale by the Partnership or any of its Restricted Subsidiaries of Equity Interests in any of its Restricted Subsidiaries. Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales: (i) any single transaction or series of related transactions that: (a) involves assets having a fair market value of less than $5.0 million; or (b) results in net proceeds to the Partnership and its Restricted Subsidiaries of less than $5.0 million; (ii) a transfer of assets between or among the Partnership and its Restricted Subsidiaries; (iii) an issuance of Equity Interests by a Restricted Subsidiary to the Partnership or to another Restricted Subsidiary of the Partnership; (iv) a Restricted Payment that is permitted under Section 4.08 hereof; and (v) a transaction of the type described in Section 4.07(d).

         "Attributable Debt" in respect of a sale and lease-back transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and lease-back transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

         "Available Cash" has the meaning assigned to such term in the Partnership Agreement, as in effect on the date of this Indenture.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Board of Directors" means, with respect to the Partnership, the Board of Directors of the General Partner, or any authorized committee of such Board of Directors, and with respect to El Paso Finance or any other Subsidiary of the Partnership, the Board of Directors or managing members of such Person.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the General Partner or El Paso Finance, as applicable, to have been duly adopted by the Board of Directors of the General Partner or El Paso Finance, as applicable, and to be in full force and effect on the date of such certification.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Cash Equivalent" means:

                  (i) United States dollars or, in an amount up to the amount necessary or appropriate to fund local operating expenses, other currencies;

                  (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

                  (iii) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding

         365 days, demand and overnight bank deposits and other similar types of investments routinely offered by commercial banks, in each case with any domestic commercial bank, that is a member of the Federal Reserve System and has a combined capital and surplus of not less than $500 million and a Thompson Bank Watch Rating of "B" or better or any commercial bank of any other country that is a member of the Organization for Economic Cooperation and Development ("OECD") and has total assets in excess of $500 million;

                  (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above;

                  (v) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group and in each case maturing within six months after the date of acquisition; and

                  (vi) investments in money market funds at least 95% of whose assets consist of investments of the types described in clauses (i) through (v) above.

         "Cash from Operations" shall have the meaning assigned to such term in the Partnership Agreement, as in effect on the date of this Indenture.

         "Certificated Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A-1, hereto except that such Note shall not bear the Global Note Legend, shall not have the phrase identified by footnote 1 thereto and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Change of Control" means the occurrence of any of the following:

                  (i) the sale, transfer, lease, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Partnership and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the El Paso Group;

                  (ii) the adoption of a plan relating to the liquidation or dissolution of the Partnership or the General Partner; and

                  (iii) such time as the El Paso Group ceases to own, directly or indirectly, the general partner interests of the Partnership, or members of the El Paso Group cease to serve as the only general partners of the Partnership.

Notwithstanding the foregoing, a conversion of the Partnership from a limited partnership to a corporation, limited liability company or other form of entity or an exchange of all of the outstanding limited partnership interests for capital stock in a corporation, for member interests in a limited liability company or for Equity Interests in such other form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the El Paso Group beneficially owns, directly or indirectly, in the aggregate more than 50% of the Voting Stock of such entity, or continues to own a sufficient number of the outstanding shares of Voting Stock of such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity.

         "Clearstream" means Clearstream Banking, societe anonyme.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus

                  (i) an amount equal to the dividends or distributions paid during such period in cash or Cash Equivalents to such Person or any of its Restricted Subsidiaries by a Person that is not a Restricted Subsidiary of such Person; plus

                  (ii) an amount equal to any extraordinary loss of such Person and its Restricted Subsidiaries plus any net loss realized by such Person and its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

                  (iii) the provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

                  (iv) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with aspect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, excluding any such expenses to the extent incurred by a Person that is not a Restricted Subsidiary of the Person for which the calculation is being made; plus

                  (v) depreciation, depletion and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income (excluding any such expenses to the extent incurred by a Person that is neither an Issuer nor a Restricted Subsidiary); minus
         (vi) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the Partnership shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Partnership only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Partnership by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

         "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that: (i) the aggregate Net Income (but not net loss in excess of such aggregate Net Income) of all Persons that are Unrestricted Subsidiaries shall be excluded (without duplication); (ii) the earnings included therein attributable to all Persons that are accounted for by the equity method of accounting and the aggregate Net Income (but not net loss in excess of such aggregate Net Income) included therein attributable to all entities constituting Joint Ventures that are accounted for on a consolidated basis (rather than by the equity method of accounting) shall be excluded; (iii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement (other than this Indenture, the Notes or any Guarantee), instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; (iv) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and (v) the cumulative effect of a change in accounting principles shall be excluded.

         "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of: (i) the consolidated equity of the common stockholders or members (or consolidated partners' capital in the case of a partnership) of such Person and its consolidated Subsidiaries as of such date as determined in accordance with GAAP; plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Equity) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Issuers.

         "Credit Facilities" means, with respect to the Partnership, El Paso Finance or any Restricted Subsidiary, one or more debt facilities or commercial paper facilities, including the Partnership Credit Facility, in each case providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

         "Deepwater Holdings" means Deepwater Holdings, L.L.C., a Delaware limited liability company.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Designated Guarantor Senior Indebtedness" means, with respect to a Subsidiary Guarantor, amounts owing by such Restricted Subsidiary under the Credit Facility and guarantees, if any, by such Subsidiary Guarantor of Designated Senior Debt.

         "Designated Senior Debt" means Obligations under the Partnership Credit Facility and any other Senior Debt permitted under this Indenture the principal amount of which is $25.0 million or more and that has been specifically designated by the Partnership as "Designated Senior Debt."

         "Disqualified Equity" means any Equity Interests that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the occurrence of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date on which the Notes mature. Notwithstanding the preceding sentence, any Equity Interests that would constitute Disqualified Equity solely because the holders thereof have the right to require the Partnership or any of its Restricted Subsidiaries or El Paso Finance to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Equity if the terms of such Equity Interests provide that such Equity Interests shall not be repurchased or redeemed pursuant to such provisions unless such repurchase or redemption is conditioned upon, and subject to, compliance with Section 4.08 hereof.

         "Distribution Compliance Period" means the 40-day distribution compliance period as defined in Regulation S.

         "East Breaks" means East Breaks Gathering Company, L.L.C., a Delaware limited liability company.

         "El Paso" means El Paso Corporation, a Delaware corporation, and its successors.

         "El Paso Finance" means the Person named as such in the preamble of this Indenture under and until a successor replaces it pursuant to the applicable provision of this Indenture and thereafter means such successor.

         "El Paso Group" means, collectively, (1) El Paso, (2) each Person of which, as of the time of the determination, El Paso is a direct or indirect Subsidiary and (3) each Person which is a direct or indirect Subsidiary of any Person described in (1) or (2) above.

         "Equity Interests" means:

                  (i) in the case of a corporation, corporate stock;

                  (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                  (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited);

                  (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, and any rights (other than debt securities convertible into capital stock) warrants or options exchangeable for or convertible into such capital stock; and

                  (v) all warrants, options or other rights to acquire any of the interests described in clauses (i) through (iv) above (but excluding any debt security that is convertible into, or exchangeable for, any of the interests described in clauses (i) through (iv) above).

         "Equity Offering" means any sale for cash of Equity Interests of the Partnership (excluding sales made to any Restricted Subsidiary and excluding sales of Disqualified Equity).

         "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Notes" means the 8 1/2% Series B Senior Subordinated Notes due 2011, having terms substantially identical to the Series A Notes, offered to the Holders of the Series A Notes under the Exchange Offer Registration Statement.

         "Exchange Offer" means the offer that may be made by the Issuers pursuant to the Registration Rights Agreement to the Holders of the Series A Notes to exchange their Series A Notes for the Exchange Notes.

         "Exchange Offer Registration Statement" means that certain registration statement filed by the Issuers and the Subsidiary Guarantors with the SEC to register the Exchange Notes for issuance in the Exchange Offer.

         "Existing Indebtedness" means the aggregate principal amount of Indebtedness of the Partnership and its Restricted Subsidiaries in existence on the Issue Date.

         "Fixed Charge Coverage Ratio" means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays or redeems any Indebtedness (other than revolving credit borrowings not constituting a permanent commitment reduction) or issues or redeems Disqualified Equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence (and the application of the net proceeds thereof), assumption, guarantee, repayment or redemption of Indebtedness, or such issuance or redemption of Disqualified Equity, as if the same had occurred at the beginning of the applicable four-quarter reference period (and if such Indebtedness is incurred to finance the acquisition of assets (including, without limitation, a single asset, a division or segment or an entire company) that were conducting commercial operations prior to such acquisition, there shall be included pro forma net income for such assets, as if such assets had been acquired on the first day of such period).

         In addition, for purposes of calculating the Fixed Charge Coverage
Ratio:

                  (i) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iv) of the proviso set forth in the definition of Consolidated Net Income;

                  (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded;

                  (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

                  (iv) interest on outstanding Indebtedness of the specified Person or any of its Restricted Subsidiaries as of the last day of the four-quarter reference period shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on such last day after giving effect to any Hedging Obligation then in effect; and

                  (v) if interest on any Indebtedness incurred by the specified Person or any of its Restricted Subsidiaries on such date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rates, then the interest rate in effect on the last day of the four-quarter reference period will be deemed to have been in effect during such period.

         "Fixed Charges" means, with respect to any Person for any period, without duplication,

                  (A) the sum of:

                           (i) the consolidated interest expense of such Person
                  and its Restricted Subsidiaries (excluding for purposes of this clause (i) consolidated interest expense included therein that is attributable to Indebtedness of a Person that is not a Restricted Subsidiary of the Person for which the calculation is being made) for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts, and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations; plus

                           (ii) the consolidated interest expense of such Person
                  and its Restricted Subsidiaries that was capitalized during such period (excluding for purposes of this clause (ii) any such consolidated interest included therein that is attributable to Indebtedness of a Person that is not a Restricted Subsidiary); plus

                           (iii) any interest expense on Indebtedness of another
                  Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon, provided that this clause (iii) excludes interest on "claw-back," "make-well" or "keep- well" payments made by the Partnership or any Restricted Subsidiary; plus

                           (iv) the product of (a) all dividend payments,
                  whether or not in cash, on any series of Disqualified Equity of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Partnership (other than Disqualified Equity) or to the Partnership or a Restricted Subsidiary of the Partnership, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP, less

                  (B) to the extent included in clause (A) above, amortization or write-off of deferred financing costs of such Person and its Restricted Subsidiaries during such period and any charge related to, or any premium or penalty paid in connection with, incurring any such Indebtedness of such Person and its Restricted Subsidiaries prior to its Stated Maturity. In the case of both clauses (A) and (B) of this definition, such amounts will be determined after elimination of intercompany accounts among such Person and its Restricted Subsidiaries and in accordance with GAAP.

         "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         "General Partner" means El Paso Energy Partners Company, a Delaware corporation, in its capacity as the general partner of the Partnership.

         "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

         "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A-1 hereto issued in accordance with Section 2.01, 2.06(b), 2.06(d) or 2.06(f) hereof.

         "guarantee" means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of pledge of assets, or through letters of credit or reimbursement, "claw-back," "make-well" or "keep-well" agreement in respect thereof, of all or any part of any Indebtedness. The term "guarantee" used as a verb has a corresponding meaning. The term "guarantor" shall mean any Person providing a guarantee of any obligation.

         "Guarantee" means, individually and collectively, the guarantees given by the Subsidiary Guarantors pursuant to Article 11 hereof, including a notation in the Notes substantially in the form attached hereto as Exhibit D.

         "Guarantee Obligations" means, with respect to each Subsidiary Guarantor, the obligations of such Guarantor under Article 11.

         "Guarantor Senior Debt" of a Subsidiary Guarantor means all Obligations with respect to any Indebtedness of such Subsidiary Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall be on a parity with or subordinated in right of payment to such Subsidiary Guarantor's Guarantee. Without limiting the generality of the foregoing, (x) "Guarantor Senior Debt" shall include the principal of, premium, if any, and interest on all Obligations of every nature of such Subsidiary Guarantor from time to time owed to the lenders under the Credit Facility, including, without limitation, principal of and interest on, and all fees, indemnities and expenses payable by such Subsidiary Guarantor under, the Partnership Credit Facility, and (y) in the case of amounts owing by such Subsidiary Guarantor under the Partnership Credit Facility and guarantees of Designated Senior Indebtedness, "Guarantor Senior Debt" shall include interest accruing thereon subsequent to the occurrence of any Event of Default specified in clause (h) or (i) of Section 6.01 relating to such Subsidiary Guarantor, whether or not the claim for such interest is allowed under any applicable Bankruptcy Law. Notwithstanding the foregoing, "Guarantor Senior Indebtedness" shall not include (i) Indebtedness evidenced by the Notes or the Guarantees, (ii) Indebtedness that is expressly subordinate or junior in right of payment to any other Indebtedness of such Subsidiary Guarantor, (iii) any liability for federal, state, local or other taxes owed or owing by such Subsidiary Guarantor, (vi) Indebtedness of such Subsidiary Guarantor to the Partnership or a Subsidiary of the Partnership or any other Affiliate of the Partnership, (vii) any trade payables of such Subsidiary Guarantor, and (viii) any Indebtedness which is incurred by such Subsidiary Guarantor in violation of this Indenture.

         "Guarantor Subordinated Indebtedness" means, with respect to a Subsidiary Guarantor, indebtedness and other obligations of such Subsidiary Guarantor which are expressly subordinated in right of payment to such Subsidiary Guarantor's Guarantee.

         "Hedging Obligations" means, with respect to any Person, the net obligations (not the notional amount) of such Person under interest rate and commodity price swap agreements, interest rate and commodity price cap agreements, interest rate and commodity price collar agreements and foreign currency and commodity price exchange agreements, options or futures contracts or other similar agreements or arrangements or hydrocarbon hedging contracts and hydrocarbon forward sales contracts, in each case designed to protect such Person against fluctuations in interest rates, foreign exchange rates, or the commodities prices.

         "Holder" means the Person in whose name a Note is registered on the Registrar's books.

         "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

                  (i) borrowed money;

                  (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), other than standby letters of credit and performance bonds issued by such Person in the ordinary course of business, to the extent not drawn;

                  (iii) banker's acceptances;

                  (iv) representing Capital Lease Obligations;

                  (v) all Attributable Debt of such Person in respect of any sale and lease-back transactions not involving a Capital Lease Obligation;

                  (vi) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable incurred in the ordinary course of business;

                  (vii) representing Disqualified Equity; or

                  (viii) representing any Hedging Obligations other than to (in the ordinary course of business and consistent with prior practice) hedge risk exposure in the operations, ownership of assets or the management of liabilities of such Person or its Restricted Subsidiaries; if and to the extent any of the preceding item (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person, provided that a guarantee otherwise permitted by this Indenture to be incurred by the Partnership or any of its Restricted Subsidiaries of Indebtedness incurred by the Partnership or a Restricted Subsidiary in compliance with the terms of this Indenture shall not constitute a separate incurrence of Indebtedness.

         The amount of any Indebtedness outstanding as of any date shall be: (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

For purposes of clause (vii) of this definition of Indebtedness, Disqualified Equity shall be valued at the maximum fixed redemption, repayment or repurchase price, which shall be calculated in accordance with the terms of such Disqualified Equity as if such Disqualified Equity were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided, however, that if such this Disqualified Equity is not then permitted by its terms to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Disqualified Equity. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional Obligations as described above and the maximum liability of any guarantees at such date; provided that for purposes of calculating the amount of any non-interest bearing or other discount security, such Indebtedness shall be deemed to be the principal amount thereof that would be shown on the balance sheet of the issuer thereof dated such date prepared in accordance with GAAP, but that such security shall be deemed to have been incurred only on the date of the original issuance thereof. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "Initial Purchasers" means Credit Suisse First Boston Corporation, Goldman, Sachs & Co. and J.P. Morgan Securities Inc.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) of the rules and regulations promulgated under the Securities Act.

         "Interest Payment Date" means Stated Maturity of an installment of interest on the Notes.

         "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by S&P.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender and commission, moving, travel and similar advances to officers and employees made in the ordinary course of business) or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that would be classified as investments on a balance sheet prepared in accordance with GAAP. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant in Section 4.08, (i) the term "Investment" shall include the portion (proportionate to the Partnership's Equity Interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Partnership or any of its Restricted Subsidiaries at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Partnership or such Restricted Subsidiary shall be deemed to continue to have a permanent "Investment" in such Subsidiary at the time of such redesignation equal to the amount thereof as determined immediately prior to redesignation less the portion (proportionate to the Partnership's or such Restricted Subsidiary's Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation, and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the General Partner. If the Partnership or any Restricted Subsidiary of the Partnership sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the

Partnership such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Partnership, the Partnership shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 4.08(b).

         "Issue Date" means May 17, 2001.

         "Issuers" means the Partnership and El Paso Finance, collectively; "Issuer" means the Partnership or El Paso Finance.

         "Joint Venture" shall have the meaning assigned to such term in the definition of "Permitted Business Investments" set forth in this Section 1.01. The term "Joint Venture" shall initially include Poseidon Oil Pipeline Company, L.L.C. and Deepwater Holdings and its Subsidiaries.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of Houston, Texas or New York, New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         "Letter of Transmittal" means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Series A Notes for use by such Holders in connection with the Exchange Offer.

         "Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, charge, security interest, hypothecation, assignment for security, claim, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof, any option or other agreement to grant a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction.

         "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

         "Management Agreement" means the First Amended and Restated Management Agreement, dated as of June 27, 1994, between DeepTech International, Inc., a Delaware corporation, and the General Partner, as amended and in effect on the Issue Date.

         "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

         "Net Income" means, with respect to any Person, the consolidated net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however: (i) the aggregate gain (but not loss in excess of such aggregate gain), together with any related provision for taxes on such gain, realized in connection with (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and (ii) the aggregate extraordinary gain (but not loss in excess of such extraordinary gain), together with any related provision for taxes on such extraordinary gain (but not loss in excess of such aggregate extraordinary gain).

         "Net Proceeds" means, with respect to any Asset Sale or sale of Equity Interests, the aggregate cash proceeds received by the Partnership or any of its Restricted Subsidiaries in respect of any Asset Sale or sale of Equity Interests (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any such sale), net of (without duplication):
(i) the direct costs relating to such Asset Sale or sale of Equity Interests, including, without limitation, brokerage commissions and legal, accounting and investment banking fees, sales commissions, recording fees, title transfer fees and any relocation expenses incurred as a result thereof, (ii) taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale or sale of Equity Interests, (iii) all distributions and payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale and
(iv) any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such asset or Equity Interests or for liabilities associated with such Asset Sale or sale of Equity Interests and retained by the Partnership or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reserved or the amount returned from such escrow arrangement to the Partnership or its Restricted Subsidiaries, as the case may be.

         "Non-Recourse Debt" means Indebtedness:

                  (i) as to which neither the Partnership nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender of such Indebtedness;

                  (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Partnership or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

                  (iii) the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Partnership or any of its Restricted Subsidiaries,

provided that in no event shall Indebtedness of any Person which is not a Restricted Subsidiary fail to be Non-Recourse Debt solely as a result of any default provisions contained in a guarantee thereof by the Partnership or any of its Restricted Subsidiaries provided that the Partnership or such Restricted Subsidiary was otherwise permitted to incur such guarantee pursuant to this Indenture.

         "Non-U.S. Person" means a person who is not a U.S. Person.

         "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Notes" has the meaning assigned to it in the preamble to this Indenture.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Offering" means the offering of the Series A Notes by the Issuers.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person (or, with respect to the Partnership, so long as it remains a partnership, the General Partner).

         "Officers' Certificate" means a certificate signed on behalf of the Partnership by two Officers of the Partnership or two Officers of the General Partner, El Paso Finance or any Subsidiary Guarantor, as the case may be, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of such Person, that meets the requirements of
Section 13.05 hereof.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
13.05 hereof. The counsel may be an employee of or counsel to the Partnership, El Paso Finance or the General Partner (or any Subsidiary Guarantor, if applicable), any Subsidiary of the Partnership or the Trustee.

         "Participant" means, with respect to DTC, Euroclear or Clearstream, a Person who has an account with DTC, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

         "Partnership" means the Person named as such in the preamble of this Indenture unless and until a successor replaces it pursuant to the applicable provisions of this Indenture and thereafter means such successor.

         "Partnership Agreement" means the Second Amended and Restated Agreement of Limited Partnership of the Partnership, amended and restated effective as of August 31, 2000, as such may be amended, modified or supplemented from time to time.

         "Partnership Credit Facility" means the Fifth Amended and Restated Credit Agreement dated as of March 23, 1995, as amended and restated through May 16, 2001, among the Partnership, El Paso Finance, the Subsidiary Guarantors and the lenders from time to time party thereto and The Chase Manhattan Bank, as administrative agent, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, and any amendments, modifications or supplements thereto and any agreement providing therefor (including any restatement thereof and any increases in the amount of commitments thereunder), whether by or with the same or any other lenders, creditors, group of lenders or group of creditors and including related notes, guarantees, collateral security documents and other instruments and agreements executed in connection therewith.

         "Permitted Business" means:

                  (i) gathering, transporting (by barge, pipeline, ship, truck or other modes of hydrocarbon transportation), terminalling, storing, producing, acquiring, developing, exploring for, processing, dehydrating and otherwise handling hydrocarbons, including, without limitation, constructing pipeline, platform, dehydration, processing and other energy-related facilities, and activities or services reasonably related or ancillary thereto,

                  (ii) any business that generates gross income that constitutes "qualifying income" under Section 7704(d) of the Internal Revenue Code of 1986, as amended, other than any business that generates any gross income arising from the refining of a natural resource, and

                  (iii) any other business that does not constitute a reportable segment (as determined in accordance with GAAP) for the Partnership's annual audited consolidated financial statements.

         "Permitted Business Investments" means Investments by the Partnership or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of the Partnership or in any Person that does not constitute a direct or indirect Subsidiary of the Partnership (a "Joint Venture"), provided that (i) either (a) at the time of such Investment and immediately thereafter, the Partnership could incur $1.00 of additional Indebtedness under Section 4.09(a) or (b) such investment is made with the proceeds of Incremental Funds; (ii) if such

Unrestricted Subsidiary or Joint Venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt with respect to the Partnership and its Restricted Subsidiaries or (b) any such Indebtedness of such Unrestricted Subsidiary or Joint Venture that is recourse to the Partnership or any of its Restricted Subsidiaries (which shall include all Indebtedness of such Unrestricted Subsidiary or Joint Venture for which the Partnership or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guaranty or "claw-back," "make-well" or "keep-well" arrangement) could, at the time such Investment is made and, if later, at the time any such Indebtedness is incurred, be incurred by the Partnership and its Restricted Subsidiaries in accordance with the limitation on indebtedness set forth in Section 4.09(a); and (iii) such Unrestricted Subsidiary's or Joint Venture's activities are not outside the scope of the Permitted Business.

         "Permitted Investments" means:

                  (i) any Investment in, or that results in the creation of, a Restricted Subsidiary of the Partnership;

                  (ii) any Investment in the Partnership or in a Restricted Subsidiary of the Partnership (excluding redemptions, purchases, acquisitions or other retirements of Equity Interests in the Partnership);

                  (iii) any Investment in cash or Cash Equivalents;

                  (iv) any Investment by the Partnership or any Restricted Subsidiary of the Partnership in a Person if as a result of such
         Investment: (a) such Person becomes a Restricted Subsidiary of the Partnership; or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Partnership or a Restricted Subsidiary of the Partnership;

                  (v) any Investment made as a result of the receipt of consideration consisting of other than cash or Cash Equivalents from an Asset Sale that was made pursuant to and in compliance with Section 4.07;

                  (vi) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Equity) of the Partnership;

                  (vii) payroll advances arising in the ordinary course of business and other advances and loans to officers and employees of the Partnership or any of its Restricted Subsidiaries, so long as the aggregate principal amount of such advances and loans does not exceed $1.0 million at any one time outstanding;

                  (viii) Investments in stock, obligations or securities received in settlement of debts owing to the Partnership or any Restricted Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement or any Lien in favor of the Partnership or any such Restricted Subsidiary, in each case as to debt owing to the Partnership or any such Restricted Subsidiary that arose in the ordinary course of business of the Partnership or any such Restricted Subsidiary;

                  (ix) any Investment in Hedging Obligations;

                  (x) any Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, workers' compensation and performance and other similar deposits and prepaid expenses made in the ordinary course of business;

                  (xi) any Investments required to be made pursuant to any agreement or obligation of the Partnership or any Restricted Subsidiary in effect on the Issue Date; and

                  (xii) other Investments in any Person engaged in a Permitted Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (xii) since the Issue Date and existing at the time the Investment, which is the subject of the determination, was made, not to exceed $5.0 million.

         "Permitted Junior Securities" means (i) nonmandatorily redeemable Equity Interests in the Partnership or any Subsidiary Guarantor, as reorganized or adjusted, or (ii) debt securities of the Partnership or any Subsidiary Guarantor as reorganized or readjusted that are subordinated to all Senior Debt and Guarantor Senior Debt and any debt securities issued in exchange for Senior Debt and Guarantor Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Guarantees are subordinated to Senior Debt and Guarantor Senior Debt pursuant to Article 10 and Article 11 of this Indenture, provided that the rights of the holders of Senior Debt and Guarantor Senior Debt under the Partnership Credit Facility are not altered or impaired by such reorganization or readjustment.

         "Permitted Liens" means,

                  (i) Liens on the assets of the Partnership and any Subsidiary securing Senior Debt and Guarantor Senior Debt;

                  (ii) Liens in favor of the Partnership or any of its Restricted Subsidiaries;

                  (iii) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Partnership or any Restricted Subsidiary of the Partnership, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Partnership or such Restricted Subsidiary;

                  (iv) Liens on property existing at the time of acquisition thereof by the Partnership or any Restricted Subsidiary of the Partnership, provided that such Liens were in existence prior to the contemplation of such acquisition and relate solely to such property, accessions thereto and the proceeds thereof;

                  (v) Liens to secure the performance of tenders, bids, leases, statutory obligations, surety or appeal bonds, government contracts, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

                  (vi) Liens on any property or asset acquired, constructed or improved by the Partnership or any Restricted Subsidiary (a "Purchase Money Lien"), which (A) are in favor of the seller of such property or assets, in favor of the Person constructing or improving such asset or property, or in favor of the Person that provided the funding for the acquisition, construction or improvement of such asset or property, (B) are created within 360 days after the date of acquisition, construction or improvement, (C) secure the purchase price or construction or improvement cost, as the case may be, of such asset or property in an amount up to 100% of the fair market value (as determined by the

         Board of Directors of the General Partner) of such acquisition, construction or improvement of such asset or property, and (D) are limited to the asset or property so acquired, constructed or improved (including proceeds thereof and accretions and upgrades thereof);

                  (vii) Liens on assets of a Subsidiary Guarantor to secure Senior Guarantor Debt of such a Subsidiary Guarantor that, at the time of such incurrence, was permitted by this Indenture to be incurred;

                  (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

                  (ix) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, old age pension or public liability obligations;

                  (x) easements, rights-of-way, restrictions, minor defects and irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Partnership or its Restricted Subsidiaries;

                  (xi) Liens securing reimbursement obligations of the Partnership or a Restricted Subsidiary with respect to letters of credit encumbering only documents and other property relating to such letters of credit and the products and proceeds thereof;

                  (xii) judgment and attachment Liens not giving rise to a Default or Event of Default;

                  (xiii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Partnership and its Restricted Subsidiaries;

                  (xiv) liens arising out of consignment or similar arrangements for the sale of goods;

                  (xv) any interest or title of a lessor in property subject to any Capital Lease Obligation;

                  (xvi) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen and repairmen and other like Liens (including contractual landlord's Liens) arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor,

                  (xvii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

                  (xviii) Liens to secure the performance of Hedging Obligations of the Partnership or any Restricted Subsidiary;

                  (xix) Liens on pipelines or pipeline facilities that arise by operation of law;

                  (xx) Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farmout agreements, division orders, contracts for sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements arising in the ordinary course of the Partnership's or any Restricted Subsidiary's business that are customary in the Permitted Businesses;

                  (xxi) Liens securing the Obligations of the Issuers under the Notes and this Indenture and of the Subsidiary Guarantors under the Guarantees;

                  (xxii) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Partnership or any of its Restricted Subsidiaries on deposit with or in possession of such bank;

                  (xxiii) Liens on and pledges of the Equity Interests of an Unrestricted Subsidiary or any Joint Venture owned by the Partnership or any Restricted Subsidiary to the extent securing Non- Recourse Debt or Indebtedness incurred pursuant to Section 4.09(a);

                  (xxiv) Liens existing on the Issue Date and Liens on any extensions, refinancing, renewal, replacement or defeasance of any Indebtedness or other obligation secured thereby;

                  (xxv) Liens arising from protective filings made in the appropriate office(s) for the filing of a financing statement in the applicable jurisdiction(s) in connection with any lease, consignment or similar transaction otherwise permitted hereby, which filings are made for the purpose of perfecting the interest of the secured party in the relevant items, if the transaction were subsequently classified as a sale and secured lending arrangement;

                  (xxvi) Liens securing any Indebtedness, which Indebtedness includes a covenant that limits Liens in a manner substantially similar to Section 4.11; and

                  (xxvii) in addition to Liens permitted by clauses (i) through
         (xxvi) above, Liens that are incurred in the ordinary course of business of the Partnership or any Restricted Subsidiary of the Partnership with respect to obligations that do not exceed $10.0 million at any one time outstanding.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Partnership or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Partnership or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of necessary fees and expenses incurred in connection therewith and any premiums paid on the Indebtedness so extended, refinanced, renewed or replaced); (ii) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes or the Guarantees, as the case may be, on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Partnership or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Person" means any individual, corporation, partnership (general or limited), limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof or other entity.

         "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A of the rules and regulations promulgated by the SEC under the Securities Act.

         "Rating Agency" means each of S&P and Moody's, or if S&P or Moody's or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuers (as certified by a resolution of the Boards of Directors of the Issuers) which shall be substituted for S&P or Moody's, or both, as the case may be.

         "Registrable Securities" has the meaning set forth in the Registration Rights Agreement.

         "Registration Rights Agreement" means (i) that certain agreement among the Issuers, the Subsidiary Guarantors and the Initial Purchasers requiring the Issuers and the Subsidiary Guarantors to file the Exchange Offer Registration Statement and the Shelf Registration Statement and (ii) any other registration rights agreement relating to any additional Notes issued by the Issuers after the Issue Date pursuant to Section 2.02.

         "Regulation S" means Regulation S promulgated by the SEC under the Securities Act.

         "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

         "Regulation S Permanent Global Note" means a permanent global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the principal amount of the Regulation S Temporary Global Note upon expiration of the Distribution Compliance Period.

         "Regulation S Temporary Global Note" means a temporary Global Note in the form of Exhibit A-2 hereto bearing the Global Note Legend and the Private Placement Legend and that has the "Schedule of Exchange of Interests in the Global Note" attached thereto and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

         "Representative" means this Indenture trustee or other trustee, agent or representative for any Senior Debt.

         "Responsible Officer," when used with respect to the Trustee, means any officer with direct responsibility for the administration of this Indenture within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

         "Restricted Certificated Note" means a Certificated Note bearing the Private Placement Legend.

         "Restricted Global Note" means a Global Note bearing the Private Placement Legend and that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Restricted Investment" means an Investment other than a Permitted Investment or a Permitted Business Investment.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary, provided that none of Deepwater Holdings or any of its Subsidiaries, as the case may be, shall constitute a Restricted Subsidiary for purposes of this Indenture (even if such Person is then a Subsidiary of the Partnership), until such time as the Board of Directors of the General Partner designates Deepwater Holdings or any of its Subsidiaries, as the case may be, as a Restricted Subsidiary in a manner consistent with the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, as described in Section 4.15. Notwithstanding anything in this Indenture to the contrary, El Paso Finance shall constitute a Restricted Subsidiary of the Partnership.

         "Rule 144" means Rule 144 promulgated by the SEC under the Securities Act.

         "Rule 144A" means Rule 144A promulgated by the SEC under the Securities Act.

         "Rule 144A Global Note" means the Global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and that has the "Schedule of Exchange of Interests in the Global Note" attached thereto and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

         "Rule 903" means Rule 903 of Regulation S promulgated by the SEC under the Securities Act.

         "Rule 904" means Rule 904 of Regulation S promulgated by the SEC under the Securities Act.

         "S&P" means Standard & Poor's Ratings Group or any successor to the rating agency business thereof.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Debt" means,

                  (i) all Indebtedness outstanding under Credit Facilities and all Hedging Obligations with respect thereto,

                  (ii) any other Indebtedness permitted to be incurred by the Partnership and the Restricted Subsidiaries under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or the Guarantees, as applicable; and

                  (iii) all Obligations with respect to the items listed in the preceding clauses (i) and (ii).

         Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

                  (a) Indebtedness evidenced by the Notes or the Guarantees;

                  (b) Indebtedness that is expressly subordinate or junior in right of payment to any other indebtedness of the Partnership, El Paso Finance or any Subsidiary Guarantor;

                  (c) any liability for federal, state, local or other taxes owed or owing by the Partnership or any Restricted Subsidiary;

                  (d) any Indebtedness of the Partnership or any of its Subsidiaries to any of its Subsidiaries or other Affiliates;

                  (e) any trade payables; or

                  (f) any Indebtedness that is incurred in violation of this Indenture.

         "Series A Notes" has the meaning set forth in the preamble of this Indenture.

         "Shelf Registration Statement" means that certain shelf registration statement filed by the Issuers and the Subsidiary Guarantors in accordance with the Registration Rights Agreement with the SEC to register resales of the Notes or the Exchange Notes.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act and the Exchange Act, as such Regulation is in effect on the date hereof.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subsidiary" means, with respect to any Person: (i) any corporation, association or other business entity of which more than 50% of the total Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (whether general or limited), limited liability company or joint venture (a) the sole general partner or the managing general partner or managing member of which is such Person or a Subsidiary of such Person or (b) if there are more than a single general partner or member either (i) the only general partners or managing members of such Person are such Person or of one or more Subsidiaries of such Person (or any combination thereof) or (ii) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership, limited liability company or joint venture, respectively; provided, however, that each of Deepwater Holdings and its Subsidiaries shall be deemed not to be a Subsidiary of the Partnership or any of its Subsidiaries unless, and to the extent, any of Deepwater Holdings or any of its Subsidiaries is redesignated as a Restricted Subsidiary of the Partnership in accordance with the terms of this Indenture.

         "Subsidiary Guarantors" means each of: (i) the entities listed on Schedule A hereto; and (ii) any other Restricted Subsidiary of the Partnership that executes a Guarantee in accordance with the provisions of Article 11 of this Indenture; and (iii) their respective successors and assigns. Notwithstanding anything in this Indenture to the contrary, El Paso Finance shall not be a Subsidiary Guarantor.

         "Tax Payment" means any payment of foreign, federal, state or local tax liabilities.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03 hereof.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unrestricted Certificated Note" means one or more Certificated Notes that do not bear and are not required to bear the Private Placement Legend.

         "Unrestricted Global Note" means a permanent global Note in the form of Exhibit A-1 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

         "Unrestricted Subsidiary" means any Subsidiary of the Partnership (other than El Paso Finance) that is designated by the Board of Directors of the General Partner as an Unrestricted Subsidiary pursuant to a Board Resolution, provided that, at the time of such designation, (i) no portion of the Indebtedness or other obligation of such Subsidiary (whether contingent or otherwise and whether pursuant to the terms of such Indebtedness or the terms governing the organization of such Subsidiary or by law (A) is guaranteed by the Partnership or any Restricted Subsidiary of the Partnership, (B) is recourse to or obligates the Partnership or any Restricted Subsidiary of the Partnership in any way (including any "claw-back," "keep-well," "make- well" or other agreements, arrangements or understandings to maintain the financial performance or results of operations of such Subsidiary or to otherwise infuse or contribute cash to such Subsidiary), or (C) subjects any property or assets of the Partnership or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction of such Indebtedness, unless such Investment or Indebtedness is permitted by Section 4.08 or Section 4.09, (ii) no Equity Interests of a Restricted Subsidiary are held by such Subsidiary, directly or indirectly, and (iii) the amount of the Partnership's Investment, as determined at the time of such designation, in such Subsidiary since the Issue Date to the date of designation is treated as of the date of such designation as a Restricted Investment, Permitted Investment or Permitted Business Investment, as applicable. Argo and Argo I are designated as Unrestricted Subsidiaries. Notwithstanding anything in the Indenture to the contrary, El Paso Finance shall not be, and shall not be designated as, an Unrestricted Subsidiary.

         Any designation of a Subsidiary of the Partnership as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.08. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Partnership as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Partnership shall be in default of such covenant. The Board of Directors of the General Partner may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Partnership of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four- quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

         "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged; (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) above, are not callable or redeemable at the option of the issuers thereof; or (iii) depository receipts issued by a bank or trust company as custodian with respect to any such

U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a Depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such Depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such Depository receipt.

         "U.S. Person" means a U.S. person as defined in Rule 902(k) of Regulation S promulgated by the SEC under the Securities Act.

         "Voting Stock" of any Person as of any date means the Equity Interests of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, general partners or trustees of any Person (regardless of whether, at the time, Equity Interests of any other class or classes shall have, or might have, voting power by reason of the occurrence of any contingency) or, with respect to a partnership (whether general or limited), any general partner interest in such partnership.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

SECTION  1.02.   OTHER DEFINITIONS.


Term                                                   Defined in Section
----                                                   ------------------
"Affiliate Transaction"..............................  4.13
"Asset Sale Offer"...................................  3.09
"Calculation Date"...................................  1.01 (definition of Fixed Charge Coverage Ratio)
"Change of Control Offer"............................  4.06
"Change of Control Payment"..........................  4.06
"Change of Control Payment Date".....................  4.06
"Covenant Defeasance"................................  8.03
"DTC"................................................  2.03
"Event of Default"...................................  6.01
"Excess Proceeds"....................................  4.07(c)
"Incremental Funds"..................................  4.08(a)
"incur"..............................................  4.09
"Legal Defeasance"...................................  8.02
"Offer Amount".......................................  3.09
"Offer Period".......................................  3.09

Term                                                   Defined in Section
----                                                   ------------------
"Paying Agent".....................................    2.03
"Payment Blockage Notice"..........................    10.03
"Payment Default"..................................    6.01(e)
"Permitted Debt"...................................    4.09(b)
"Purchase Date"....................................    3.09
"Registrar"........................................    2.03
"Reinstatement Date"...............................    4.20
"Restricted Payment"...............................    4.08
"Suspended Covenants"..............................    4.20

SECTION  1.03.   INCORPORATION  BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes and the Guarantees;

         "indenture security Holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee;

         "obligor" on the Notes means the Partnership, El Paso Finance or any Subsidiary Guarantor and any successor obligor upon the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION  1.04.   RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

         (i) a term has the meaning assigned to it;

         (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (iii) "or" is not exclusive;

         (iv) words in the singular include the plural, and in the plural include the singular;

         (v) provisions apply to successive events and transactions; and

         (vi) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                    ARTICLE 2
                                    THE NOTES

SECTION  2.01.   FORM AND DATING.

         The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The notation on each Note relating to the Guarantees shall be substantially in the form set forth on Exhibit D, which is a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Notes (including the Guarantees) shall constitute, and are hereby expressly made, a part of this Indenture and the Partnership, El Paso Finance, the Subsidiary Guarantors, and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         Notes issued in global form shall be substantially in the form of Exhibits A-1 attached hereto (including the Global Note Legend and the "Schedule of Exchanges in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A-1 attached hereto (but without the Global Note Legend, the phrase identified in footnote 1 thereto and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

         Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note (accompanied by a notation of the Note Guarantees duly endorsed by the Guarantors), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its 1201 Main Street, 18th Floor, Dallas, Texas 75202 office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Distribution Compliance Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Distribution Compliance Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or a Restricted Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate from the General Partner. Following the termination of the Distribution Compliance Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

SECTION  2.02.   EXECUTION AND AUTHENTICATION.

         Two Officers of the Partnership and two Officers of El Paso Finance shall sign the Notes for the Partnership and El Paso Finance, respectively, by manual or facsimile signature. The seal of the Partnership and El Paso Finance shall be reproduced on the Notes and may be in facsimile form.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall, upon a written order of the Partnership and El Paso Finance signed by two Officers of the Partnership and two Officers of El Paso Finance, authenticate (i) $250,000,000 aggregate principal amount of Notes, with the Guarantees endorsed thereon, for original issue on the Issue Date and (ii) any amount of additional Notes specified by the Issuers, in each case, upon a written order of the Partnership and El Paso Finance signed by two Officers of the Partnership and two Officers of El Paso Finance. Such order shall specify
(a) the amount of the Notes of each series to be authenticated and the date of original issue thereof, and (b) whether the Notes are Series A Notes or Exchange Notes. The aggregate principal amount of Notes of any series outstanding at any time may not exceed the aggregate principal amount of Notes of such series authorized for issuance by the Issuers pursuant to one or more written orders of the Issuers, except as provided in Section 2.07 hereof. Subject to the foregoing, the aggregate principal amount of Notes of any series that may be issued under this Indenture shall not be limited.

         The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of either of the Issuers.

SECTION  2.03.   REGISTRAR AND PAYING AGENT.

         The Partnership, El Paso Finance and the Subsidiary Guarantors shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency in the State of New York where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Partnership, El Paso Finance or any of the Subsidiary Guarantors may act as Paying Agent or Registrar.

         The Issuers initially appoint The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION  2.04.   PAYING AGENT TO HOLD MONEY IN TRUST.

         The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest or Liquidated Damages, if any, on the Notes, and will notify the Trustee of any default by the Partnership, El Paso Finance or the Subsidiary Guarantors in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than an Issuer or a Subsidiary Guarantor) shall have no further liability for the money. If an Issuer or a Subsidiary Guarantor acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Partnership or El Paso Finance, the Trustee shall serve as Paying Agent for the Notes.

SECTION  2.05.   HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA Section 312(a).

SECTION  2.06.   TRANSFER AND EXCHANGE.

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes may be exchanged by the Issuers for Certificated Notes if (i) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 90 days after the date of such notice from the Depositary or (ii) the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Certificated Notes and deliver a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuers for Certificated Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. If a Default or an Event of Default occurs and is continuing, the Issuers shall, at the request of the Holder thereof, exchange all or part of a Global Note that is a Restricted Global Note or an Unrestricted Global Note, as the case may be, for one or more Certificated Notes representing Series A Notes or Exchange Notes, as the case may be; provided that the principal amount of each of such Certificated Notes, and such Global Note, after such exchange, shall be $1,000 or an integral multiple thereof. Whenever a Global Note is exchanged as a whole for one or more Certificated Notes, it shall be surrendered by the Holder thereof to the Trustee for cancellation. Whenever a Global Note is exchanged in part for one or more Certificated Notes, it shall be surrendered by the Holder thereof to the Trustee and the Trustee shall make the appropriate notations to the Schedule of Exchanges of Interests in the Global Notes attached thereto pursuant to Section
2.01 hereof. All Certificated Notes issued in exchange for a Global Note or any portion thereof shall be registered in such names, and delivered, as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this
Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                  (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests (other than a transfer of a beneficial interest in a Global Note to a Person who takes delivery thereof in the form of a beneficial interest in the same Global Note), the transferor of such beneficial interest must deliver to the Registrar either (A) (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Certificated Note in an amount equal to the beneficial interest to be transferred or exchanged and
         (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Certificated Note shall be registered to effect the transfer or exchange referred to in
         (i) above; provided that in no event shall Certificated Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon an Exchange Offer by the Issuers in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture, the Notes and otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                  (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of clause (ii) above and the Registrar receives the following:

                           (A) if the transferee will take delivery in the form
                  of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transferee will take delivery in the form
                  of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transferee will take delivery in the form
                  of a beneficial interest in the Restricted Global Note, then the transferor must deliver (x) a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (iii) thereof, if applicable.

                  (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
         Note if the exchange or transfer complies with the requirements of clause (ii) above and:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Partnership;

                           (B) any such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) any such transfer is effected by a Restricted
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (i) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;

                                    (ii) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                                    (iii) in each such case set forth in this
                           subparagraph (D), an opinion of counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

         If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes (accompanied by a notation of the Guarantees duly endorsed by the Subsidiary Guarantors) in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

         Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

         (c) Transfer or Exchange of Beneficial Interests for Certificated
Notes.

                  (i) If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Certificated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Certificated Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a Certificated Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                           (B) if such beneficial interest is being transferred
                  to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such beneficial interest is being transferred
                  to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such beneficial interest is being transferred
                  pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such beneficial interest is being transferred
                  to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

                           (F) if such beneficial interest is being transferred
                  to the Partnership, El Paso Finance or any Restricted Subsidiary of the Partnership, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (G) if such beneficial interest is being transferred
                  pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof;

         the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Certificated Note (accompanied by a notation of the Guarantees duly endorsed by the Subsidiary Guarantors) in the appropriate principal amount. Any Certificated Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered. Any Certificated Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (ii) Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be (A) exchanged for a Certificated Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(iii)(B) under the Securities Act or (B) transferred to a Person who takes delivery thereof in the form of a Certificated Note prior to the conditions set forth in clause (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                  (iii) Notwithstanding 2.06(c)(i) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Certificated Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note only if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or
                  (iii) a Person who is an affiliate (as defined in Rule 144) of the Partnership;

                           (B) any such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) any such transfer is effected by a Restricted
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (i) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a Certificated Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof;

                                    (ii) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Certificated Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                                    (iii) in each such case set forth in this
                           subparagraph (D), an opinion of counsel in form reasonably acceptable to the Issuers, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

                  (iv) If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Certificated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Certificated Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Certificated Note (accompanied by a notation of the Guarantees duly endorsed by the Subsidiary Guarantors) in the appropriate principal amount. Any Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered. Any Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend. A beneficial interest in an Unrestricted Global Note cannot be exchanged for a Certificated Note bearing the Private Placement Legend or transferred to a Person who takes delivery thereof in the form of a Certificated Note bearing the Private Placement Legend.

         (d) Transfer and Exchange of Certificated Notes for Beneficial
Interests.

                  (i) If any Holder of a Restricted Certificated Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Certificated Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the Holder of such Restricted Certificated
                  Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                           (B) if such Certificated Note is being transferred to
                  a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such Certificated Note is being transferred to
                  a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such Certificated Note is being transferred
                  pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such Certificated Note is being transferred to
                  an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

                           (F) if such Certificated Note is being transferred to
                  the Partnership, El Paso Finance or any Restricted Subsidiary of the Partnership, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (G) if such Certificated Note is being transferred
                  pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof;

         the Trustee shall cancel the Certificated Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause
         (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, in the case of clause (G) above, the unrestricted Global Note, and in all other cases, the Restricted Global Note.

                  (ii) A Holder of a Restricted Certificated Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Certificated Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Partnership;

                           (B) any such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) any such transfer is effected by a Restricted
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (i) if the Holder of such Restricted
                           Certificated Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof;

                                    (ii) if the Holder of such Restricted
                           Certificated Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                                    (iii) in each such case set forth in this
                           subparagraph (D), an opinion of counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Certificated Notes are being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

         Upon satisfaction of the conditions of any of the subparagraphs in this
         Section 2.06(d)(ii), the Trustee shall cancel the Certificated Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (iii) A Holder of an Unrestricted Certificated Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Certificated Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Certificated Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

         If any such exchange or transfer from a Certificated Note to a beneficial interest is effected pursuant to subparagraphs (i)(D), (i)(G) or
(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes (accompanied by a notation of the Guarantees duly endorsed by the Guarantors) in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraphs
(i)(D), (i)(G) or (iii) above.

         (e) Transfer and Exchange of Certificated Notes for Certificated Notes. Upon request by a Holder of Certificated Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Certificated Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Certificated Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.06(e).

                  (i) Restricted Certificated Notes may be transferred to and registered in the name of Persons who take delivery thereof if the Registrar receives the following:

                           (A) if the transfer will be made pursuant to Rule
                  144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transfer will be made pursuant to Rule 903
                  or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transfer will be made pursuant to any
                  other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable.

                  (ii) Any Restricted Certificated Note may be exchanged by the Holder thereof for an Unrestricted Certificated Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Certificated Note if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Partnership;

                           (B) any such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) any such transfer is effected by a Participating
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (i) if the Holder of such Restricted
                           Certificated Notes proposes to exchange such Notes for an Unrestricted Certificated Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof;

                                    (ii) if the Holder of such Restricted
                           Certificated Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Certificated Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                                    (iii) in each such case set forth in this
                           subparagraph (D), an opinion of counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Certificated
                           Note is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

                  (iii) A Holder of Unrestricted Certificated Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note. Upon receipt of a request for such a transfer, the Registrar shall register the Unrestricted Certificated Notes pursuant to the instructions from the Holder thereof. Unrestricted Certificated Notes cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Certificated Note.

         (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes (accompanied by a notation of the Guarantees duly endorsed by the Subsidiary Guarantors) in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that are not (x) broker-dealers, (y) Persons participating in the distribution of the Exchange Notes or (z) Persons who are affiliates (as defined in Rule 144) of the Partnership and accepted for exchange in the Exchange Offer and (ii) Certificated Notes (accompanied by a notation of the Guarantees duly endorsed by the Subsidiary Guarantors) in an aggregate principal amount equal to the principal amount of the Restricted Certificated Notes accepted for exchange in the Exchange Offer. Concurrent with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers shall execute and the

Trustee shall authenticate and deliver to the Persons designated by the Holders of Certificated Notes so accepted Certificated Notes in the appropriate principal amount.

         (g) Legends. The following legends shall appear on the face of all Global Notes and Certificated Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (i)  Private Placement Legend.

                           (A) Except as permitted by subparagraph (B) below,
                  each Global Note and each Certificated Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                  "THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUERS OF THIS NOTE THAT: (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO EL PASO PARTNERS, L.P., EL PASO ENERGY PARTNERS FINANCE CORPORATION, OR ANY SUBSIDIARY OF EL PASO ENERGY PARTNERS, L.P., (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

                           (B) Notwithstanding the foregoing, any Global Note or
                  Certificated Note issued pursuant to subparagraphs (b)(iv),
                  (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f)
                  to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

                  "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY

                  OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
                  YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT
                  (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS."

                  (iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

                  "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

         (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Certificated Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Certificated Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such increase.

         (i) General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Certificated Notes (in each case, accompanied by a notation of the Guarantees duly endorsed by the Subsidiary Guarantors) upon the Issuers' order or at the Registrar's request.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Certificated Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.06 and
         9.05 hereof).

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) All Global Notes and Certificated Notes (in each case, accompanied by a notation of the Guarantees duly endorsed by the Subsidiary Guarantors) issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall be the valid obligations of the Issuers and the Subsidiary Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

                  (v) The Issuers shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of mailing of notice of redemption and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                  (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Global Notes and Certificated Notes (in each case, accompanied by a notation of the Guarantees duly endorsed by the Subsidiary Guarantors) in accordance with the provisions of Section 2.02 hereof.

                  (viii) All certifications, certificates and opinions of counsel required to be submitted to the Registrar pursuant to this
         Section 2.06 to effect a transfer or exchange may be submitted by facsimile.

                  (ix) Each Holder of a Note agrees to indemnify the Issuers and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

         (j) Each beneficial owner of an interest in a Note agrees to indemnify the Issuers and the Trustee against any liability that may result from the transfer, exchange or assignment by such beneficial owner of such interest in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

         (k) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among beneficial owners of interest in any Global Note) other than to require delivery of such certificate and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION  2.07.   REPLACEMENT NOTES.

         If any mutilated Note is surrendered to the Trustee or either of the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon the written order of the Issuers signed by two Officers of the Partnership and two Officers of El Paso Finance, shall authenticate a replacement Note (accompanied by a notation of the Guarantees duly endorsed by the Subsidiary Guarantors) if the Trustee's requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Subsidiary Guarantors, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Issuers and the Subsidiary Guarantors and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost or stolen Notes.

SECTION  2.08.   OUTSTANDING NOTES.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because an Issuer or an Affiliate of an Issuer holds the Note.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest and Liquidated Damages, if applicable, on it ceases to accrue.

         If the Paying Agent (other than an Issuer or a Subsidiary or an Affiliate of an Issuer) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest (and Liquidated Damages, if any).

SECTION  2.09.   TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by an Issuer, by any Subsidiary Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Partnership or any Subsidiary Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION  2.10.   TEMPORARY NOTES.

         Until Certificated Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes (accompanied by a notation of the Guarantees duly endorsed by the Subsidiary Guarantors) upon a written order of the Issuers signed by two Officers of the Partnership and two Officers of El Paso Finance. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes (accompanied by a notation of the Guarantees duly endorsed by the Subsidiary Guarantors) in exchange for temporary Notes.

         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION  2.11.   CANCELLATION.

         Either of the Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall return such canceled Notes to the Partnership. The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION  2.12.   DEFAULTED INTEREST.

         If any of the Partnership, El Paso Finance or any Subsidiary Guarantor defaults in a payment of interest on the Notes, it or they (to the extent of their obligations under the Guarantees) shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION  2.13.   CUSIP NUMBERS.

         The Issuers in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if they do so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

SECTION  3.01.   NOTICES TO TRUSTEE.

         If an Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 35 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION  3.02.   SELECTION OF NOTES TO BE REDEEMED.

         If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

                  (a) if the Notes are listed for trading on a national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are so listed; or

                  (b) if the Notes are not so listed or there are no such requirements, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

         No Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

         If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest and Liquidated Damages, if applicable, cease to accrue on Notes or portions of them called for redemption unless the Issuers default in making such redemption payment.

SECTION  3.03.   NOTICE OF REDEMPTION.

         At least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

         The notice shall identify the Notes to be redeemed (including CUSIP numbers) and shall state:

         (a) the redemption date;

         (b) the redemption price;

         (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

         (d) the name and address of the Paying Agent;

         (e) that Notes called for redemption (other than a Global Note) must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Issuers default in making such redemption payment, interest and Liquidated Damages, if applicable, on Notes called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' names and at their expense; provided, however, that the Issuers shall have delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter period is otherwise acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION  3.04.   EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION  3.05.   DEPOSIT OF REDEMPTION PRICE.

         Not later than 11:00 a.m., New York City time, on the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if applicable, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest and Liquidated Damages, if applicable, on, all Notes to be redeemed.

         If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest and Liquidated Damages, if applicable, shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest (and Liquidated Damages, if any) shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest (and Liquidated Damages, if any) shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION  3.06.   NOTES REDEEMED IN PART.

         Upon surrender of a Note that is redeemed in part, the Issuers shall issue and, upon the Issuers' written request, the Trustee shall authenticate for the Holder at the expense of Issuers a new Note (accompanied by a notation of the Guarantees duly endorsed by the Subsidiary Guarantors) equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION  3.07.   OPTIONAL REDEMPTION.

         (a) Except as set forth in clause (b) of this Section 3.07, the Issuers shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to June 1, 2006. From and after June 1, 2006, the Issuers may redeem all or a part of these Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the applicable redemption date, if redeemed during the 12-month period beginning on June 1 of the years indicated below:


                   YEAR                               PERCENTAGE
                   ----                               ----------
2006......................................             104.250%
2007......................................             102.833%
2008......................................             101.417%
2009 and thereafter.......................             100.000%

         (b) Notwithstanding the provisions of Section 3.07(a), at any time prior to June 1, 2004, the Issuers may on any one or more occasions redeem up to 33% of the aggregate principal amount of Notes originally issued under this Indenture at a redemption price of 108.500% of the principal amount thereof, plus accrued and unpaid interest, if any, and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that: (i) at least 67% of the aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Partnership, El Paso Finance or any Restricted Subsidiary of the Partnership); and (ii) the redemption must occur within 90 days of the date of the closing of such Equity Offering.

         (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION  3.08.   MANDATORY REDEMPTION.

         Except for any repurchase offers required to be made pursuant to Sections 4.06 and 4.07 hereof, the Issuers shall not be required to make mandatory redemption payments with respect to the Notes.

SECTION  3.09.   OFFER TO PURCHASE BY APPLICATION OF NET PROCEEDS.

         In the event that, pursuant to Section 4.07 hereof, the Issuers shall be required to commence a pro rata offer (an "Asset Sale Offer") to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the Net Proceeds of sales of assets to purchase Notes and such other pair passu Indebtedness, it shall follow the procedures specified below.

         The Asset Sale Offer shall remain open for a period of at least 30 days following its commencement but no longer than 60 days, except to the extent that a longer period is required by applicable law (the "Offer Period"). Promptly after the termination of the Offer Period (the "Purchase Date"), the Issuers shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.07 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered and not withdrawn in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, accrued and unpaid interest, if any, and Liquidated Damages (to the extent involving interest that is due and payable on such Interest Payment Date), if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest (or Liquidated Damages, if any) shall be payable to Holders who validly tender Notes pursuant to the Asset Sale Offer.

         Upon the commencement of an Asset Sale Offer, the Issuers shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

         (a) that the Asset Sale Offer is being made pursuant to this Section
3.09 and Section 4.07 hereof and the length of time the Asset Sale Offer shall remain open;

         (b) the Offer Amount, the purchase price and the Purchase Date;

         (c) that any Note not validly tendered or accepted for payment shall continue to accrue interest and Liquidated Damages, if applicable;

         (d) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest and Liquidated Damages, if applicable, after the Purchase Date;

         (e) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, a depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

         (f) that Holders shall be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

         (g) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Issuers shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

         (h) that Holders whose Notes were purchased only in part shall be issued new Notes (accompanied by a notation of the Guarantees duly endorsed by the Subsidiary Guarantors) equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof validly tendered and not properly withdrawn pursuant to the Asset Sale Offer, or if less than the Offer Amount has been validly tendered and not properly withdrawn, all Notes so tendered and not withdrawn, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. Upon surrender and cancellation of a Certificated Note that is purchased in part, the Issuers shall promptly issue and the Trustee shall authenticate and deliver to the surrendering Holder of such Certificated Note a new Certificated Note equal in principal amount to the unpurchased portion of such surrendered Certificated Note; provided that each such new Certificated Note shall be in a principal amount of $1,000 or an integral multiple thereof. Upon surrender of a Global Note that is purchased in part pursuant to an Asset Sale Offer, the Paying Agent shall forward such Global Note to the Trustee who shall make an endorsement thereon to reduce the principal amount of such Global Note to an amount equal to the unpurchased portion of such Global Note, as provided in Section 2.06(h) hereof. The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note (in each case, accompanied by a notation of the Guarantees duly endorsed by the Subsidiary Guarantors), and the Trustee, upon written request from the Issuers shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

         Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                    ARTICLE 4
                                    COVENANTS

SECTION  4.01.   PAYMENT OF NOTES.

         The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes in New York, New York on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than an Issuer or any Subsidiary Guarantor thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuers shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

         The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION  4.02.   MAINTENANCE OF OFFICE OR AGENCY.

         The Issuers shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers or the Subsidiary Guarantors in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New

York for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in location of any such other office or agency.

         The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03.

SECTION  4.03.   COMPLIANCE CERTIFICATE.

         (a) The Issuers and the Subsidiary Guarantors shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuers and the Restricted Subsidiaries of the Partnership during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers and the Subsidiary Guarantors have kept, observed, performed and fulfilled their respective obligations under this Indenture and the Guarantees, respectively, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each of such Issuers and such Subsidiary Guarantors, as the case may be, has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action such Issuer or such Subsidiary Guarantor, as the case may be, is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action such Issuer or such Subsidiary Guarantor, as the case may be, is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.19(a) shall be accompanied by a written statement of the Issuers' independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Issuers have violated any provisions of Article 4 or Article 5 hereof (except that such written statement need not address the Issuers' and Subsidiary Guarantors' compliance with Sections 4.02, 4.05, 4.06 or 4.13 hereof) or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) Each of the Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer of the Partnership, the General Partner or El Paso Finance becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

SECTION  4.04.   TAXES.

         The Issuers shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION  4.05.   STAY, EXTENSION AND USURY LAWS.

         Each of the Issuers and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers and the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION  4.06.   CHANGE OF CONTROL.

         (a) If a Change of Control occurs, each Holder of Notes shall have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to the offer described below (the "Change of Control Offer"). In the Change of Control Offer, the Issuers shall offer a "change of control payment" in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, pursuant to the procedures required by this Indenture and described in such notice. If the Change of Control Payment Date is on or after a record date and on or before the related Interest Payment Date, any accrued and unpaid interest and Liquidated Damages (to the extent involving interest that is due and payable on such Interest Payment Date), if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest (or Liquidated Damages, if any) (to the extent involving interest that is due and payable on such Interest Payment Date) shall be payable to Holders who validly tender Notes pursuant to the Change of Control Offer. The Issuers shall comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

         (b) Within 30 days following any Change of Control, the Issuers shall mail by first class mail, a notice to each Holder, with a copy of such notice to the Trustee. The notice, which shall govern the terms of the Change of Control Offer, shall state, among other things:

                  (i) that a Change of Control has occurred and a Change of Control Offer is being made as provided for herein, and that, although Holders are not required to tender their Notes, all Notes that are validly tendered shall be accepted for payment;

                  (ii) the Change of Control Payment and the Change of Control Payment Date, which will be no earlier than 30 days and no later than 60 days after the date such notice is mailed;

                  (iii) that any Note accepted for payment pursuant to the Change of Control Offer (and duly paid for on the Change of Control Payment Date) shall cease to accrue interest and Liquidated Damages, if applicable, after the Change of Control Payment Date;

                  (iv) that any Notes (or portions thereof) not validly tendered shall continue to accrue interest and Liquidated Damages, if applicable;

                  (v) that any Holder electing to have a Note purchased pursuant to any Change of Control Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, a depositary, if appointed by the Issuers, or a

                           Paying Agent at the address specified in the notice at least one (1) Business Day before the Change of Control Payment Date;

                  (vi) that Holders shall be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

                  (vii) the instructions and any other information necessary to enable Holders to tender their Notes (or portions thereof) and have such Notes (or portions thereof) purchased pursuant to the Change of Control Offer.

         (c) Subject to Section 4.06(f), on the Change of Control Payment Date, the Issuers shall, to the extent lawful:

                  (i) accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer;

                  (ii) deposit by 11:00 a.m., New York Time with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

                  (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers.

         (d) The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof.

         (e) Upon surrender and cancellation of a Certificated Note that is purchased in part pursuant to the Change of Control Offer, the Issuers shall promptly issue and the Trustee shall authenticate and mail (or cause to be transferred by book entry) to the surrendering Holder of such Certificated Note, a new Certificated Note equal in principal amount to the unpurchased portion of such surrendered Certificated Note; provided that each such new Certificated Note shall be in principal amount of $1,000 or an integral multiple thereof.

         (f) Prior to complying with any of the provisions of this Section 4.06, but in any event within 90 days following a Change of Control, the Issuers shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (g) The provisions described in this Section 4.06 require the Issuers to make a Change of Control Offer following a Change of Control shall be applicable regardless of whether or not any other provisions of this Indenture are applicable.

         (h) Notwithstanding the other provisions of this Section 4.06, the Issuers shall not be required to make a Change of Control Offer upon a Change of Control, and a Holder will not have the right to require that the Issuers repurchase any Notes pursuant to a Change of Control Offer, if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION  4.07.   ASSET SALES.

         (a) The Issuers shall not, and shall not permit any Restricted Subsidiary of the Partnership to, consummate an Asset Sale unless:

                  (i) such Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

                  (ii) such fair market value is determined by (a) an executive officer of the Partnership if the value is less than $10.0 million, as evidenced by an Officers' Certificate delivered to the Trustee or (b) the Board of Directors of the General Partner if the value is $10.0 million or more, as evidenced by a resolution of such Board of Directors of the General Partner; and

                  (iii) at least 75% of the Net Proceeds received by such Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

For purposes of this provision, each of the following shall be deemed to be cash:

                  (A) any liabilities (as shown on such Issuer's or such Restricted Subsidiary's most recent balance sheet), of the Issuers or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases such Issuer or such Restricted Subsidiary from further liability; and

                  (B) any securities, notes or other obligations received by such Issuer or any such Restricted Subsidiary from such transferee that are within 90 days after the Asset Sales (subject to ordinary settlement periods) converted by such Issuer or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

         (b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Partnership or a Restricted Subsidiary may apply (or enter into a definitive agreement for such application, provided that such capital expenditure or purchase is closed within 90 days after the end of such 360-day period) such Net Proceeds at its option:

                  (i) to repay Senior Debt of the Partnership and/or its Restricted Subsidiaries (or to make an offer to repurchase or redeem any such Senior Debt, provided that such repurchase or redemption closes within 45 days after the end of such 360-day period) with a permanent reduction in availability for any revolving credit Indebtedness;

                  (ii) to make a capital expenditure in a Permitted Business;

                  (iii) to acquire other long-term tangible assets that are used or useful in a Permitted Business; or

                  (iv) to invest in any other Permitted Business Investment or any other Permitted Investments other than Investments in Cash Equivalents, Interest Swaps or Currency Agreements.

Pending the final application of any such Net Proceeds, the Partnership or a Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

         (c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.07(b) above will constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $10 million, the Partnership will make a pro rata offer (an "Asset Sale Offer") to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest (including any Liquidated Damages in the case of the Notes), if any, and premium, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Partnership may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture, including, without limitation, the repurchase or redemption of Indebtedness of the Issuers or any Subsidiary Guarantor that is subordinated to the Notes or, in the case of any Subsidiary Guarantor, the Guarantee of such Subsidiary Guarantor. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds allocated for repurchases of Notes pursuant to the Asset Sale Offer for Notes, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

         (d) Notwithstanding the definition of the term "Asset Sale" in Section
1.01 hereof, the following transactions shall not constitute an Asset Sale for purposes of this Indenture:

                  (i) any transaction whereby assets or properties (including
         (a) ownership interests in any Subsidiary or Joint Venture and (b) in the case of an exchange or contribution for tangible assets, up to 25% in the form of cash, Cash Equivalents, accounts receivable or other current assets), owned by the Partnership or a Restricted Subsidiary of the Partnership are exchanged or contributed for the Equity Interests of a Joint Venture or Unrestricted Subsidiary in a transaction that satisfies the requirements of a Permitted Business Investment or for other assets (not more than 25% of which consists of cash, Cash Equivalents, accounts receivables or other current assets) or properties (including interests in any Subsidiary or Joint Venture) so long as (i) the fair market value of the assets or properties (if other than a Permitted Business Investment) received are substantially equivalent to the fair market value of the assets or properties given up, and (ii) any cash received in such exchange or contribution by the Partnership or any Restricted Subsidiary of the Partnership is applied in accordance with the foregoing provisions of this Section 4.07;

                  (ii) any sale, transfer or other disposition of cash or Cash Equivalents;

                  (iii) any sale, transfer or other disposition of Restricted Investments; and

                  (iv) any sale, transfer or other disposition of interests in oil and gas leaseholds (including, without limitation, by abandonment, farm-ins, farm-outs, leases, swaps and subleases), hydrocarbons and other mineral products in the ordinary course of business of the oil and gas operations conducted by the Partnership or any Restricted Subsidiary of the Partnership, which sale, transfer or other disposition is made by the Partnership or any such Restricted Subsidiary.

SECTION  4.08.   RESTRICTED PAYMENTS.

         (a) The Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly:

                  (i) declare or pay any dividend or make any other payment or distribution on account of the Equity Interests of the Partnership or any of its Restricted Subsidiaries (including, without limitation, any payment in connection with any merger or consolidation involving the Partnership or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Equity Interests of the Partnership or of any of its Restricted Subsidiaries in their capacity as such (other than dividends or distributions payable in Equity Interests of the Partnership (other than Disqualified Equity) and other than distributions or dividends payable to the Partnership or a Restricted Subsidiary of the Partnership).

                  (ii) except to the extent permitted in clause (iv) below, purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving an Issuer) any Equity Interests of the Partnership or of any of its Restricted Subsidiaries (other than any such Equity Interests owned by the Partnership or any of its Restricted Subsidiaries);

                  (iii) except to the extent permitted in clause (iv) below, make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is pari passu with or subordinated to the Notes or the Guarantees (other than the Notes or the Guarantees), except (a) a payment of interest or principal at the Stated Maturity thereof, (b) a purchase, redemption, acquisition or retirement required to be made pursuant to the terms of such Indebtedness (including pursuant to an asset sale or change of control provision) and (c) any such Indebtedness of the Partnership or any Restricted Subsidiary owned by the Partnership or a Restricted Subsidiary;

                  (iv) make any Investment other than a Permitted Investment or a Permitted Business Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and either:

                  (A) if the Fixed Charge Coverage Ratio for the Partnership's four most recent fiscal quarters for which internal financial statements are available is not less than 2.0 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Partnership and its Restricted Subsidiaries during the quarter in which such Restricted Payment is made, is less than the sum, without duplication, of (a) Available Cash constituting Cash from Operations as of the end of the immediately preceding quarter, plus (b) the aggregate net cash proceeds of any (i) substantially concurrent capital contribution to the Partnership from any Person (other than a Restricted Subsidiary of the Partnership) after the Issue Date, (ii) substantially concurrent issuance and sale after the Issue Date of Equity Interests (other than Disqualified Equity) of the Partnership or from the issuance or sale after the Issue Date of convertible or exchangeable Disqualified Equity or convertible or exchangeable debt securities of the Partnership that have been converted into or exchanged for such Equity Interests (other than Disqualified Equity),
         (iii) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, the lesser of the refund of capital or similar payment made in other Cash Equivalents with respect to such Restricted Investment (less the cost of such disposition, if any) and the initial amount of such Restricted Investment (other than to a Restricted Subsidiary of the Partnership), plus (c) the net reduction in Investments in Restricted Investments resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to the Partnership or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries to the extent such amounts have not been included in Available Cash constituting Cash from Operations for any quarter commencing on or after the Issue Date (items (b) and (c) being referred to as "Incremental Funds"), minus (d) the aggregate amount of Incremental Funds previously expended pursuant to this clause (A) or clause (B) below; or

                  (B) if the Fixed Charge Coverage Ratio for the Partnership's four most recent fiscal quarters for which internal financial statements are available is less than 2.0 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Partnership and its Restricted Subsidiaries during the quarter in which such Restricted Payment is made, is less than the sum, without duplication, of (a) $60.0 million less the aggregate amount of all Restricted Payments made by the Partnership and its Restricted Subsidiaries pursuant to this clause (B)(a) during the period ending on the last day of the fiscal quarter of the Partnership immediately preceding the date of such Restricted Payment and beginning on the Issue Date, plus (b) Incremental Funds to the extent not previously expended pursuant to this clause (B) or clause (A) above.

For purposes of clauses (A) and (B) above, the term "substantially concurrent" means that either (x) the offering was consummated within 120 days of the date of determination or (y) the offering was consummated within 24 months of the date of determination and the proceeds therefrom were used for the purposes expressly stated in the documents related thereto and may be traced to such use by segregating, separating or otherwise specifically identifying the movement of such proceeds.

         (b) So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions of this Section 4.08 shall not prohibit:

                  (i) the payment by the Partnership or any of its Restricted Subsidiaries of any distribution or dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

                  (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any pari passu or subordinated Indebtedness of the Partnership or any of its Restricted Subsidiaries or of any Equity Interests of the Partnership or any of its Restricted Subsidiaries in exchange for, or out of the net cash proceeds of, a substantially concurrent (a) capital contribution to the Partnership or such Restricted Subsidiary from any Person (other than the Partnership or another Restricted Subsidiary) or (b) sale (a sale will be deemed substantially concurrent if such redemption, repurchase, retirement, defeasance or acquisition occurs not more than 120 days after such sale) (other than to a Restricted Subsidiary of the Partnership) of (i) Equity Interests (other than Disqualified Equity) of the Partnership or such Restricted Subsidiary or (ii) Indebtedness that is subordinated to the Notes or the Guarantees, provided that such new subordinated Indebtedness with respect to the redemption, repurchase, retirement, defeasance or other acquisition of pari passu or subordinated Indebtedness (W) is subordinated to the same extent as such refinanced subordinated Indebtedness, (X) has a Weighted Average Life to Maturity of at least the remaining Weighted Average Life to Maturity of the refinanced subordinated Indebtedness, (Y) is for the same principal amount as either such refinanced subordinated Indebtedness plus original issue discount to the extent not reflected therein or the redemption or purchase price of such Equity Interests (plus reasonable expenses of refinancing and any premiums paid on such refinanced subordinated Indebtedness) and (Z) is incurred by the Partnership or the Restricted Subsidiary that is the obligor on the Indebtedness so refinanced or the issuer of the Equity Interests so redeemed, repurchased or retired; provided, however, that the amount of any net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded or deducted from the calculation of Available Cash and Incremental Funds;

                  (iii) the defeasance, redemption, repurchase or other acquisition of pari passu or subordinated Indebtedness of the Partnership or any Restricted Subsidiary with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

                  (iv) the payment of any distribution or dividend by a Restricted Subsidiary to the Partnership or to the holders of the Equity Interests (other than Disqualified Equity) of such Restricted Subsidiary on a pro rata basis;

                  (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Partnership or any of its Restricted Subsidiaries held by any member of the General Partner's or the Partnership's or any Restricted Subsidiary's management pursuant to any management equity subscription agreement or stock option agreement or to satisfy obligations under any Equity Interests appreciation rights or option plan or similar arrangement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5.0 million in any 12-month period; and

                  (vi) any payment by the Partnership pursuant to section 3.1(b) of the Management Agreement to compensate for certain tax liabilities resulting from certain allocated income.

         In computing the amount of Restricted Payments made for purposes of
Section 4.08(a), Restricted Payments made under clauses (i) (but only if the declaration of such dividend or other distribution has not been counted in a prior period) and, to the extent of amounts paid to holders other than the Partnership or any of its Restricted Subsidiaries, (iv) of this Section 4.08(b) shall be included, and Restricted Payments made under clauses (ii), (iii), (v) and (vi) and, except to the extent noted above, (iv) of this Section 4.08(b) shall not be included. The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Partnership or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors of the General Partner whose resolution with respect thereto shall be delivered to the Trustee.

SECTION  4.09.   INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED EQUITY.

         (a) The Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Partnership will not issue any Disqualified Equity and will not permit any of its Restricted Subsidiaries to issue any Disqualified Equity; provided, however, that the Partnership and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt), and the Partnership and the Restricted Subsidiaries may issue Disqualified Equity, if the Fixed Charge Coverage Ratio for the Partnership's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Equity is issued would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Equity had been issued, at the beginning of such four-quarter period.

         (b) Notwithstanding the prohibitions of Section 4.09(a), so long as no Default or Event of Default shall have occurred and be continuing or would be caused thereby, the Partnership and its Restricted Subsidiaries may incur any of the following items of Indebtedness (collectively, "Permitted Debt"):

                  (i) the incurrence by the Partnership and any of its Restricted Subsidiaries of the Indebtedness under Credit Facilities and the guarantees thereof; provided that the aggregate principal amount of all Indebtedness of the Partnership and the Restricted Subsidiaries outstanding under all Credit Facilities after giving effect to such incurrence does not exceed $600 million less the aggregate amount of all repayments of Indebtedness under a Credit Facility that may have been made by the Partnership or any of its Restricted Subsidiaries with Net Proceeds from Asset Sales to the extent such repayments constitute a permanent reduction of commitments under such Credit Facility;

                  (ii) the incurrence by the Partnership and its Restricted Subsidiaries of Existing Indebtedness;

                  (iii) the incurrence by the Partnership and the Subsidiary Guarantors of Indebtedness represented by the Notes and the Guarantees and the related Obligations;

                  (iv) the incurrence by the Partnership or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligation, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Partnership or such Restricted Subsidiary, in an aggregate principal amount not to exceed $20.0 million at any time outstanding;

                  (v) the incurrence by the Partnership or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was not incurred in violation of this Indenture;

                  (vi) the incurrence by the Partnership or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Partnership and any of its Restricted Subsidiaries; provided, however, that:

                           (A) if the Partnership or any Subsidiary Guarantor is
                  the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Partnership, or the Guarantee of such Subsidiary Guarantor, in the case of a Subsidiary Guarantor; and

                           (B) (i) any subsequent issuance or transfer of Equity
                  Interests that results in any such Indebtedness being held by a Person other than the Partnership or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Partnership or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Partnership or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

                  (vii) the incurrence by the Partnership or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging foreign currency exchange rate risk of the Partnership or any Restricted Subsidiary or interest rate risk with respect to any floating rate Indebtedness of the Partnership or any Restricted Subsidiary that is permitted by the terms of this Indenture to be outstanding or commodities pricing risks of the Partnership or any Restricted Subsidiary in respect of hydrocarbon production from properties in which the Partnership or any of its Restricted Subsidiaries owns an interest;

                  (viii) the guarantee by the Partnership or any of its Restricted Subsidiaries of Indebtedness of the Partnership or a Restricted Subsidiary of the Partnership that was permitted to be incurred by another provision of this covenant;

                  (ix) bid, performance, surety and appeal bonds incurred in the ordinary course of business, including guarantees and standby letters of credit supporting such obligations, to the extent not drawn;

                  (x) the incurrence by the Partnership or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause
         (x), not to exceed $20.0 million;

                  (xi) the incurrence by the Partnership's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Partnership that was not permitted by this clause (xi);

                  (xii) the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Equity, in the form of additional shares of the same class of Disqualified Equity, provided, in each such case, that the amount thereof is included in Fixed Charges of the Partnership as so accrued, accredited or amortized; and

                  (xiii) Indebtedness incurred by the Partnership or any of its Restricted Subsidiaries arising from agreements or their respective bylaws providing for indemnification, adjustment of purchase price or similar obligations.

         (c) For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in paragraphs (b)(i) through
(b)(xiii) above, or is entitled to be incurred pursuant to Section 4.09(a), the Partnership shall be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this Section 4.09. An item of Indebtedness may be divided and classified in one or more of the types of Permitted Indebtedness.

SECTION  4.10.   ANTI-LAYERING.

         The Issuers shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of either of the Issuers and senior in any respect in right of payment to the Notes. No Subsidiary Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of such Subsidiary Guarantor and senior in any respect in right of payment to such Subsidiary Guarantor's Guarantee.

SECTION  4.11.   LIENS.

         The Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except Permitted Liens, without making effective provision whereby all Obligations due under the Notes and this Indenture or any Guarantee, as applicable, will be secured by a Lien equally and ratably with any and all Obligations thereby secured for so long as any such Obligations shall be so secured.

SECTION  4.12.   DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         The Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (a) pay dividends or make any other distributions on its Equity Interests to the Partnership or any of the Partnership's Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Partnership or any of the other Restricted Subsidiaries;

                  (b) make loans or advances to or make other investments in the Partnership or any of the other Restricted Subsidiaries; or

                  (c) transfer any of its properties or assets to the Partnership or any of the other Restricted Subsidiaries.

The restrictions contained in the immediately preceding sentence will not apply to encumbrances or restrictions existing under or by reason of:

                  (i) agreements as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of any such agreements or any Existing Indebtedness to which such agreement relates, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such distribution, dividend and other payment restrictions and loan or investment restrictions than those contained in such agreement, as in effect on the Issue Date;

                  (ii) the Partnership Credit Facility and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such distribution, dividend and other payment restrictions and loan or investment restrictions than those contained in such Credit Facility as in effect on the Issue Date;

                  (iii) this Indenture, the Notes and the Guarantees;

                  (iv) applicable law;

                  (v) any instrument governing Indebtedness or Equity Interests of a Person acquired by the Partnership or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, other than such Person, or the property or assets of such Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

                  (vi) customary non-assignment provisions in licenses and leases entered in the ordinary course of business and consistent with past practices;

                  (vii) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (c) of the preceding sentence;

                  (viii) any agreement for the sale or other disposition of a Restricted Subsidiary that contains any one or more of the restrictions described in clauses (a) through (c) of the preceding sentence by such Restricted Subsidiary pending its sale or other disposition, provided that such sale or disposition is consummated, or such restrictions are canceled or terminated or lapse, within 90 days;

                  (ix) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

                  (x) Liens securing Indebtedness otherwise permitted to be issued pursuant to the provisions of Section 4.11 that limit the right of the Partnership or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

                  (xi) any agreement or instrument relating to any property or assets acquired after the Issue Date, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and are not created in anticipation of such acquisitions;

                  (xii) any agreement or instrument relating to any Acquired Debt of any Restricted Subsidiary at the date on which such Restricted Subsidiary was acquired by the Partnership or any Restricted Subsidiary (other than the Indebtedness incurred in anticipation of such acquisition and provided such encumbrances or restrictions extend only to property of such acquired Restricted Subsidiary);

                  (xiii) any agreement or instrument governing Indebtedness permitted to be incurred under this Indenture, provided that the terms and conditions of any such restrictions and encumbrances, taken as a whole, are not materially more restrictive than those contained in this Indenture, taken as a whole;

                  (xiv) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements, including "clawback," "make-well" or "keep-well" agreements, to maintain financial performance or results of operations of a joint venture entered into in the ordinary course of business; and

                  (xv) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

SECTION  4.13.   TRANSACTIONS WITH AFFILIATES.

         (a) The Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

                  (i) such Affiliate Transaction is on terms that are no less favorable to the Partnership or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Partnership or such Restricted Subsidiary with an unrelated Person; and

                  (ii)  the Partnership delivers to the Trustee:



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

                           (A) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million but less than or equal to $25.0 million, an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved (either pursuant to specific or general resolutions) by the Board of Directors of the General Partner or has been approved by an officer pursuant to a delegation (specific or general) of authority from the Board of Directors of the General Partner; and

                           (B) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, (I) a resolution of the Board of Directors of the General Partner set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the General Partner and (II) either (a) an opinion as to the fairness to the Partnership of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing recognized as an expert in rendering fairness opinions on transactions such as those proposed, (b) with respect to assets classified, in accordance with GAAP, as property, plant and equipment on the Partnership's or such Restricted Subsidiary's balance sheet, a written appraisal from a nationally recognized appraiser showing the assets have a fair market value not less than the consideration to be paid (provided that if the fair market value determined by such appraiser is a range of values or otherwise inexact, the Board of Directors of the General Partner shall determine the exact fair market value, provided that it shall be within the range so determined by the appraiser), (c) in the case of gathering, transportation, marketing, hedging, production handling, operating, construction, storage, platform use, or other operational contracts, any such contracts are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Partnership or any Restricted Subsidiary and third parties or, if none of the Partnership or any Restricted Subsidiary has entered into a similar contract with a third party, that the terms are no less favorable than those available from third parties on an arm's-length basis, as determined by the Board of Directors of the General Partner or (d) in the case of any transaction between the Partnership or any of its Restricted Subsidiaries and any Affiliate thereof in which the Partnership beneficially owns 50% or less of the Voting Stock and one or more Persons not Affiliated with the Partnership beneficially own (together) a percentage of Voting Stock at least equal to the interest in Voting Stock of such Affiliate beneficially owned by the Partnership, a resolution of the Board of Directors of the General Partner set forth in the Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the General Partner. Even though a particular Affiliate Transaction or series of Affiliate Transactions may be covered by two or more of clauses (a) through (d) above, the compliance with any one of such applicable clauses shall be satisfactory.

         (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 4.13(a):

                  (i) transactions pursuant to the Management Agreement as in effect on the date hereof;

                  (ii) any employment, equity option or equity appreciation agreement or plan entered into by the Partnership or any of its Restricted Subsidiaries in the ordinary course of business and, as applicable, consistent with the past practice of the Partnership or such Restricted Subsidiary;





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
                  (iii) transactions between or among the Partnership and/or its Restricted Subsidiaries;

                  (iv) Restricted Payments that are permitted by Section 4.08;

                  (v) transactions effected in accordance with the terms of agreements as in effect on the Issue Date;

                  (vi) customary compensation, indemnification and other benefits made available to officers, directors or employees of the Partnership or a Restricted Subsidiary, including reimbursement or advancement of out-of-pocket expenses and provisions of officers' and directors' liability insurance; and

                  (vii) loans to officers and employees made in the ordinary course of business in an aggregate amount not to exceed $1.0 million at any one time outstanding.

SECTION  4.14.   ADDITIONAL SUBSIDIARY GUARANTEES.

         If the Partnership or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the Issue Date that guarantees any Indebtedness of either of the Issuers, then that newly acquired or created Restricted Subsidiary must become a Subsidiary Guarantor and execute a supplemental indenture satisfactory to the Trustee and deliver an Opinion of Counsel to the Trustee within 10 Business Days of the date on which it was acquired or created. If a Restricted Subsidiary that is not then a Subsidiary Guarantor guarantees Indebtedness of either of the Issuers or any other Restricted Subsidiary, such Restricted Subsidiary shall execute and deliver a Guarantee. The Partnership will not permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee or pledge any assets to secure the payment of any other Indebtedness of either Issuer unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Restricted Subsidiary's guarantee of or pledge to secure such other Indebtedness, unless such other Indebtedness is Senior Debt, in which case the Guarantee of the Notes may be subordinated to the guarantee of such Senior Debt to the same extent as the Notes are subordinated to such Senior Debt. Notwithstanding the foregoing, any Guarantee of a Restricted Subsidiary that was incurred pursuant to this paragraph shall provide by its terms that it shall be automatically and unconditionally released upon the release or discharge of the guarantee which resulted in the creation of such Restricted Subsidiary's Subsidiary Guarantee, except a discharge or release by, or as a result of payment under, such guarantee.

SECTION  4.15.   DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

         The General Partner may designate any Restricted Subsidiary of the Partnership to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Partnership and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under Section 4.08(a), Permitted Investments or Permitted Business Investments, as applicable. All such outstanding Investments will be valued at their fair market value, as determined by the Board of Directors of the General Partner, at the time of such designation. That designation will only be permitted if such Restricted Payment, Permitted Investments or Permitted Business Investments would be permitted under this Indenture at that time and such Restricted Subsidiary otherwise complies with the definition of an Unrestricted Subsidiary. All Subsidiaries of such an Unrestricted Subsidiary shall be also thereafter constitute Unrestricted Subsidiaries. A Subsidiary may not be designated as an Unrestricted Subsidiary unless at the time of such designation, (x) it has no Indebtedness other than Non-Recourse Debt; (y) no portion of the Indebtedness or any other obligation of such Subsidiary (whether contingent or otherwise and whether pursuant to the terms of such Indebtedness

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
or the terms governing the organization and operation of such Subsidiary or by law) (A) is guaranteed by the Partnership or any of its other Restricted Subsidiaries, except as such Indebtedness is permitted by Sections 4.08 and 4.09, (B) is recourse to or obligates the Partnership or any of its Restricted Subsidiaries in any way (including any "claw-back", "keep-well' or "make-well" agreements or other agreements, arrangements or understandings to maintain the financial performance or results of operations of such Subsidiary, except as such Indebtedness or Investment is permitted by Sections 4.08 and 4.09), or (C) subjects any property or assets of the Partnership or any of its other Restricted Subsidiaries, directly or indirectly, contingently or otherwise, to the satisfaction thereof; and (z) no Equity Interests of a Restricted Subsidiary are held by such Subsidiary, directly or indirectly. Upon the designation of a Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary, the Guarantee of such entity shall be released and the Trustee shall be authorized to take such actions as may be appropriate to reflect such release.

         The Board of Directors of the General Partner may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if a Default or Event of Default is not continuing, the redesignation would not cause a Default or Event of Default and provided that, if at the time of such designation such Subsidiary is a Subsidiary Guarantor, after giving effect to such designation, the Partnership and its remaining Restricted Subsidiaries could incur at least $1.00 of additional Indebtedness under Section 4.09(a).

SECTION  4.16.   BUSINESS ACTIVITIES.

         The Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses.

SECTION  4.17.   SALE AND LEASEBACK TRANSACTIONS.

         The Partnership will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Partnership or any Restricted Subsidiary that is a Subsidiary Guarantor may enter into a sale and leaseback transaction if:

                  (a) the Partnership or that Subsidiary Guarantor, as applicable, could have (i) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under Section 4.09(a), and (ii) incurred a Lien to secure such Indebtedness pursuant to Section 4.11; provided, however, that clause
         (i) of this clause (a) shall be suspended during any period in which the Partnership and the Restricted Subsidiaries are not subject to the Suspended Covenants;

                  (b) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors of the General Partner, of the property that is the subject of such sale and leaseback transaction; and

                  (c) the transfer of assets in that sale and leaseback transaction is permitted by, and the Partnership applies the proceeds of such transaction in compliance with, Section 4.07.

SECTION  4.18.   PAYMENTS FOR CONSENT.

         The Partnership shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such considerations is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.


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SECTION  4.19.   REPORTS.

         (a) Whether or not required by the SEC, so long as any Notes are outstanding, the Partnership will file with the SEC (unless the SEC will not accept such a filing) within the time periods specified in the SEC's rules and regulations and, upon request, the Partnership will furnish the Trustee for delivery to Holders:

                  (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Partnership were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Partnership's certified independent accountants; and

                  (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Partnership were required to file such reports.

         (b) If at the end of any such quarterly or annual period referred to in
Section 4.19(a), the Partnership has designated any of its Subsidiaries as Unrestricted Subsidiaries or if the Partnership owns more than 50% of Deepwater Holdings but such entity or any of its Subsidiaries still is designated as a Joint Venture, then the Partnership shall deliver (promptly after such SEC filing referred to in Section 4.19(a)) to the Trustee for delivery to the Holders of the Notes quarterly and annual financial information required by
Section 4.19(a) as revised to include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Partnership and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Partnership and the designated Joint Ventures of the Partnership.

         (c) In addition, whether or not required by the SEC, the Partnership will make such information available to securities analysts, investors and prospective investors upon request. In addition, upon request the Partnership shall furnish the Trustee such other non-confidential information, documents and other reports which the Partnership is required to file with the SEC pursuant to
Section 13 or Section 15(d) of the Exchange Act.

         (d) For so long as any Series A Notes remain outstanding (unless the Partnership is subject to the reporting requirements of the Exchange Act), the Partnership and the Securities Guarantors shall furnish to the Holders thereof, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to the extent such information is not provided pursuant to Sections 4.19(a) and 4.19(b).

         (e) Delivery of reports, information and documents to the Trustee pursuant to this Section 4.19 is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Partnership's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION  4.20.   SUSPENSION OF COVENANTS.

         During any period of time that the Notes have an Investment Grade Rating from both Rating Agencies and no Default has occurred and is continuing, the Partnership and the Restricted Subsidiaries shall not be subject to Sections 4.07, 4.08, 4.09, 4.12, 4.13, 4.17(a)(i) and 5.01(a)(iv)(B) (collectively, the
"Suspended Covenants"); provided, however, that if the Partnership and the Restricted Subsidiaries are not


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
subject to the Suspended Covenants for any period of time as a result of this
Section 4.20 and, subsequently, either of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Notes below the Investment Grade Ratings so that the Notes do not have an Investment Grade Rating from both Rating Agencies, or a Default (other than with respect to the Suspended Covenants) occurs and is continuing, the Partnership and the Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants, subject to the terms, conditions and obligations set forth in this Indenture (each such date of reinstatement being the "Reinstatement Date"). Compliance with the Suspended Covenants with respect to Restricted Payments made after the Reinstatement Date shall be calculated in accordance with Section 4.08 as though
Section 4.08 had been in effect during the entire period of time from which the Notes are issued.

                                    ARTICLE 5
                                   SUCCESSORS

SECTION  5.01.   MERGER, CONSOLIDATION, OR SALE OF ASSETS.

         (a) Neither of the Issuers may, directly or indirectly: (x) consolidate or merge with or into another Person (whether or not such Issuer is the survivor); or (y) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:

                  (i) either: (A) such Issuer is the surviving entity; or (B) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia (provided that El Paso Finance may not consolidate or merge with or into any entity other than a corporation satisfying such requirement for so long as the Partnership remains a partnership);

                  (ii) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made expressly assumes all the obligations of such Issuer under the Notes and this Indenture pursuant to agreements reasonably satisfactory to the Trustee;

                  (iii) immediately after such transaction no Default or Event of Default exists;

                  (iv) such Issuer or the Person formed by or surviving any such consolidation or merger (if other than such Issuer):

                           (A) shall have Consolidated Net Worth immediately
                  after the transaction equal to or greater than the Consolidated Net Worth of such Issuer immediately preceding the transaction; and

                           (B) shall, on the date of such transaction after
                  giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); provided, however, that this clause (B) shall be suspended during any period in which the Partnership and the Restricted Subsidiaries are not subject to the Suspended Covenants; and

                           (C) has delivered to the Trustee an Officers'
                  Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and, if a supplemental indenture is required, such supplemental indenture comply with this Indenture and all conditions precedent therein relating to such transaction have been satisfied.


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

         (b) Notwithstanding Section 5.01(a), the Partnership is permitted to reorganize as any other form of entity in accordance with the procedures established in this Indenture; provided that:

                  (i) the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of the Partnership into a form of entity other than a limited partnership formed under Delaware law;

                  (ii) the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

                  (iii) the entity so formed by or resulting from such reorganization assumes all of the obligations of the Partnership under the Notes and this Indenture pursuant to agreements reasonably satisfactory to the Trustee;

                  (iv) immediately after such reorganization no Default or Event of Default exists; and

                  (v) such reorganization is not adverse to the Holders of the Notes (for purposes of this clause (v) it is stipulated that such reorganization shall not be considered adverse to the Holders of the Notes solely because the successor or survivor of such reorganization
         (1) is subject to federal or state income taxation as an entity or (2) is considered to be an "includible corporation" of an affiliated group of corporations within the meaning of Section 1504(b)(i) of the Code or any similar state or local law).

         (c) Section 5.01(a) shall not apply to a merger or consolidation or any sale, assignment, transfer, lease, conveyance or other disposition of assets between or among the Partnership and any of its Restricted Subsidiaries.

         (d) No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, whether or not affiliated with such Subsidiary Guarantor, but excluding the Partnership or another Subsidiary Guarantor, unless (i) subject to the provisions of Section 5.01(e), the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to the Subsidiary Guarantor's Guarantee of the Notes and the Indenture pursuant to a supplemental indenture and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists. Any Subsidiary Guarantor may be merged or consolidated with or into any one or more Subsidiary Guarantors.

         (e) In the event of a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all or substantially all of the Equity Interests of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Equity Interests of such Subsidiary Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Guarantee; provided that the Partnership applies the Net Proceeds of such sale or other disposition in accordance with the provisions set forth under Sections 3.09 and 4.07.

SECTION  5.02.   SUCCESSOR ENTITY SUBSTITUTED.

         (a) Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of an Issuer in accordance with Section 5.01 hereof, the surviving entity formed by such consolidation or into or with which such Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other


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disposition, the provisions of this Indenture referring to the "Partnership" or
"El Paso Finance," as the case may be, shall refer instead to the surviving entity and not to the Partnership or El Paso Finance, as the case may be), and may exercise every right and power of the Partnership or El Paso Finance, as the case may be, under this Indenture with the same effect as if such successor Person had been named as an Issuer herein; provided, however, that the predecessor shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of an Issuer's assets that meets the requirements of Section 5.01 hereof.

         (b) If the surviving entity shall have succeeded to and been substituted for an Issuer, such surviving entity may cause to be signed, and may issue either in its own name or in the name of the applicable Issuer prior to such succession any or all of the Notes issuable hereunder which theretofore shall not have been signed by such Issuer and delivered to the Trustee; and, upon the order of such surviving entity, instead of such Issuer, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the Officers of such Issuer to the Trustee for authentication, and any Notes which such surviving entity thereafter shall cause to be signed and delivered to the Trustee for that purpose (in each instance with notations of Guarantees thereon by the Subsidiary Guarantors). All of the Notes so issued and so endorsed shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued and endorsed in accordance with the terms of this Indenture and the Guarantees as though all such Notes had been issued and endorsed at the date of the execution hereof.

         (c) In case of any such consolidation, merger, continuance, sale, transfer, conveyance or other disposal, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued or the Guarantees to be endorsed thereon as may be appropriate.

         (d) For all purposes of this Indenture and the Notes, Subsidiaries of any surviving entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to this Indenture and all Indebtedness, and all Liens on property or assets, of the surviving entity and its Restricted Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been incurred upon such transaction or series of transactions.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION  6.01.   EVENTS OF DEFAULT.

         Each of the following is an Event of Default:

         (a) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes, whether or not prohibited by the subordination provisions of this Indenture;

         (b) default in payment when due of the principal of or premium, if any, on the Notes, whether or not prohibited by the subordination provisions of this Indenture;

         (c) failure by the Partnership or any of its Restricted Subsidiaries to comply with the provisions described under Sections 3.09, 4.06, and 4.07 hereof;

         (d) failure by the Partnership or any of its Restricted Subsidiaries to comply with any of the other agreements in this Indenture for 60 days after notice to the Issuers by the Trustee or to the Issuers and Trustee by Holders of at least 25% in aggregate principal amount of the Notes then outstanding (provided that no such notice need be given, and an Event of Default shall occur, 60 days after a failure to comply with the covenants in Section 4.08,
4.09 or 5.01 hereof, unless theretofore cured);




                                       64
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         (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by either Issuer or any of the Restricted Subsidiaries of the Partnership (or the payment of which is guaranteed by either Issuer or any of such Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the date of this Indenture, if that default:

                  (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                  (ii) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

         (f) failure by an Issuer or any Restricted Subsidiary of the Partnership to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

         (g) except as permitted by this Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Guarantee; and

         (h) either Issuer or any Restricted Subsidiary of the Partnership that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Partnership that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law:


                  (i) commences a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case,

                  (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

                  (iv) makes a general assignment for the benefit of its creditors, or

                  (v) generally is not paying its debts as they become due; or

         (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against an Issuer or any Restricted Subsidiary of the Partnership that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Partnership that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                  (ii) appoints a custodian of an Issuer or any Restricted Subsidiary of the Partnership that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Partnership that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of an Issuer or any Restricted Subsidiary of the Partnership that is a Significant Subsidiary or any group


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
         of Restricted Subsidiaries of the Partnership that, taken as a whole, would constitute a Significant Subsidiary; or

                  (iii) orders the liquidation of an Issuer or any Restricted Subsidiary of the Partnership that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Partnership that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION  6.02.   ACCELERATION.

         If any Event of Default (other than an Event of Default specified in clauses (h) or (i) of Section 6.01 hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (h) or (i) of Section
6.01 hereof occurs, all outstanding Notes shall be due and payable immediately without further action or notice. Notwithstanding the foregoing, so long as any Credit Facility shall be in full force and effect, if an Event of Default pursuant to clause (e) of Section 6.01 with regard to such Credit Facility shall have occurred and be continuing, the Notes shall not become due and payable until the earlier to occur of (x) five Business Days following delivery of written notice of such acceleration of the Notes to the agent under such Credit Facility and (y) the acceleration of any Indebtedness under such Credit Facility. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

SECTION  6.03.   OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest (and Liquidated Damages, if any) on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION  6.04.   WAIVER OF PAST DEFAULTS.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and/or interest, if any, or Liquidated Damages, if any, on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.



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

SECTION  6.05.   CONTROL BY MAJORITY.

         Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION  6.06.   LIMITATION ON SUITS.

         A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

         (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION  6.07.   RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and interest and Liquidated Damages, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION  6.08.   COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover a judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium and interest and Liquidated Damages, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION  6.09.   TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to an Issuer or any of the Subsidiary Guarantors (or

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
any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION  6.10.   PRIORITIES.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First: to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: subject to the subordination provisions of this Indenture, to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

         Third: to the Issuers or the Subsidiary Guarantors or to such other party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION  6.11.   UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


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

                                    ARTICLE 7
                                     TRUSTEE

SECTION  7.01.   DUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to any provision of this Indenture relating to the time, method and place of conducting any proceeding or remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any claim, loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Partnership or El Paso Finance. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.



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
SECTION  7.02.   RIGHTS OF TRUSTEE.

         (a) Subject to the provisions of Section 7.01(a) hereof, the Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting in the administration of this Indenture, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may execute any of its trusts or powers or perform any duties under this Indenture either directly by or through agents or attorneys, and may in all cases pay, subject to reimbursement as provided herein, such reasonable compensation as it deems proper to all such agents and attorneys employed or retained by it, and the Trustee shall not be responsible for any misconduct or negligence of any agent or attorney appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from an Issuer or any Subsidiary Guarantor shall be sufficient if signed by an Officer of the Partnership or the General Partner (in the case of the Partnership), by an Officer of the General Partner (in the case of the General Partner) or by an Officer of El Paso Finance or any Subsidiary Guarantor (in the case of El Paso Finance or such Subsidiary Guarantor).

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the claims, costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

         (h) The Trustee is not required to make any inquiry or investigation into facts or matters stated in any document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee determines to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers.

         (i) The Trustee is not required to take notice or shall not be deemed to have notice of any Default or Event of Default hereunder except Defaults or Events of Default under Article 6, unless a Responsible Officer of the Trustee has actual knowledge thereof or has received notice in writing of such Default or Event of Default from the Issuers or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, and in the absence of any such notice, the Trustee may conclusively assume that no such Default or Event of Default exists.

         (j) The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.




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
         (k) In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders of Notes, each representing less than the aggregate principal amount of Notes outstanding required to take any action hereunder, the Trustee, in its sole discretion may determine what action, if any, shall be taken.

         (l) The Trustee's immunities and protections from liability and its right to indemnification in connection with the performance of its duties under this Indenture shall extend to the Trustee's officers, directors, agents, attorneys and employees. Such immunities and protections and right to indemnification, together with the Trustee's right to compensation, shall survive the Trustee's resignation of removal, the discharge of this Indenture and final payments of the Notes.

         (m) The permissive right of the Trustee to take actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

         (n) Except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information and any offering memorandum, disclosure material or prospectus distributed with respect to the Notes.

SECTION  7.03.   INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers, any Subsidiary Guarantors or any Affiliate of the Partnership with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION  7.04.   TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Guarantees, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to an Issuer or upon an Issuer's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION  7.05.   NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest or Liquidated Damages, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

         Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The

Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Partnership and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION  7.07.   COMPENSATION AND INDEMNITY.

         The Issuers and the Subsidiary Guarantors shall pay to the Trustee from time to time such compensation as shall be agreed upon in writing between the Issuers and the Trustee for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers and the Subsidiary Guarantors shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Issuers and the Subsidiary Guarantors shall indemnify each of the Trustee or any successor Trustee against any and all losses, damages, claims, liabilities or expenses (including reasonable attorneys' fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against either of the Issuers or any Subsidiary Guarantor (including this Section 7.07) and defending itself against any claim (whether asserted by an Issuer, any Subsidiary Guarantor, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers and the Subsidiary Guarantors of their obligations hereunder. The Issuers and the Subsidiary Guarantors shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers and the Subsidiary Guarantors shall pay the reasonable fees and expenses of such separate counsel. The Issuers and the Subsidiary Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

         The obligations of the Issuers and the Subsidiary Guarantors under this
Section 7.07 shall survive the satisfaction and discharge of this Indenture.

         To secure the Issuers' and the Subsidiary Guarantors' payment obligations in this Section, the Trustee shall have a Lien (which it may exercise through right of set-off) prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION  7.08.   REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

         (a) the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a custodian or public officer takes charge of the Trustee or its property; or

         (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, any Subsidiary Guarantor or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers' and the Subsidiary Guarantors' obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION  7.09.   SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION  7.10.   ELIGIBILITY; DISQUALIFICATION.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.




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         This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b), provided, however, that there shall be excluded from the operation of TIA Section 310(b)(l) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements of such exclusion set forth in TIA Section 310(b)(l) are met. For purposes of the preceding sentence, the optional provision permitted by the second sentence of Section 310(b)(9) of the Trust Indenture Act shall be applicable.

SECTION  7.11.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUERS.

         The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION  8.01.   OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

         The Issuers may, at the option of the Board of Directors of the General Partner (in the case of the Partnership) or of the Board of Directors of El Paso Finance (in the case of El Paso Finance) evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION  8.02.   LEGAL DEFEASANCE AND DISCHARGE.

         Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their respective Obligations and certain other obligations with respect to all outstanding Notes and Guarantees, as applicable, on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuers and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section
8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) of this sentence below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due (but not the Change of Control Payment or the payment pursuant to the Asset Sale Offer), (b) the Issuers' obligations with respect to such Notes under Sections 2.03, 2.04, 2.06, 2.07, 2.10 and 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' and the Subsidiary Guarantors' obligations in connection therewith, (d) the Issuers' rights of optional redemption and (e) this Article 8. Subject to compliance with this Article 8, the Issuers may exercise the option under this
Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION  8.03.   COVENANT DEFEASANCE.

         Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 3.09, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16,
4.17, 4.19 and 5.01(a)(iv) hereof and any covenant

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
added to this Indenture subsequent to the Issue Date pursuant to Section 9.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers' exercise under
Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(g) hereof shall not constitute Events of Default.

SECTION  8.04.   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

         The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

         (a) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest, on the outstanding Notes at the Stated Maturity thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;

         (b) in the case of an election under Section 8.02 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Partnership has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of an election under Section 8.03 hereof, the Partnership shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which shall be applied to such deposit) or insofar as Sections 6.01(h) and 6.01(i) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit;





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
         (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which either of the Issuers or any Restricted Subsidiary of the Partnership is a party or by which either of the Issuers or any Restricted Subsidiary of the Partnership is bound;

         (f) the Partnership shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

         (g) the Partnership shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by such Issuer with the intent of preferring the Holders over any other creditors of such Issuer or the Subsidiary Guarantors or with the intent of defeating, hindering, delaying or defrauding other creditors of such Issuer; and

         (h) the Partnership shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

         Subject to Section 8.06 hereof, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including either Issuer acting as a Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, and Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by law.

         The Issuers and the Subsidiary Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section
8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION  8.06.   REPAYMENT TO ISSUERS.

         Any money deposited with the Trustee or any Paying Agent, or then held by an Issuer, in trust for the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on any Note and remaining unclaimed for two years after such principal, and premium, if any, interest or Liquidated Damages, if any, has become due and payable shall, subject to applicable escheat law, be paid to the Issuers on the request of the Issuers or (if then held by an Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Issuers or Subsidiary Guarantors for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of such Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying

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
Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuers.

SECTION  8.07.   REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' and the Subsidiary Guarantors' Obligations under this Indenture, the Notes and the Guarantees, as applicable, shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or
8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers or the Subsidiary Guarantors make any payment of principal of, premium, if any, interest or Liquidated Damages, if any, on any Note following the reinstatement of its Obligations, the Issuers and the Subsidiary Guarantors shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION  9.01.   WITHOUT CONSENT OF HOLDERS OF NOTES.

         Notwithstanding Section 9.02 of this Indenture, the Issuers and the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Guarantees, or the Notes without the consent of any Holder of a Note:

         (a) to cure any ambiguity, defect or inconsistency;

         (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

         (c) to provide for the assumption of an Issuer's or a Subsidiary Guarantor's obligations to the Holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of such Issuer's or Subsidiary Guarantors' assets pursuant to Article 5 hereof;

         (d) to add or release Subsidiary Guarantors pursuant to the terms of this Indenture;

         (e) to make any change that would provide any additional rights or benefits to the Holders of the Notes or surrender any right or power conferred upon the Issuers or the Subsidiary Guarantors by the Indenture that does not adversely affect the legal rights hereunder of any Holder of the Notes; or

         (f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

         (g) to evidence or provide for the appointment under this Indenture of a successor Trustee;

         (h) to add additional Events of Default; or


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         (i) to secure the Notes and/or the Guarantees.

         Upon the request of the Issuers accompanied by a resolution of the Board of Directors of the General Partner (in the case of the Partnership), and of the Board of Directors of El Paso Finance and each of the Subsidiary Guarantors (in the case of El Paso Finance and the Subsidiary Guarantors), authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Issuers and each of the Subsidiary Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION  9.02.   WITH CONSENT OF HOLDERS OF NOTES.

         Except as provided below in this Section 9.02, the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture (including Sections 3.09, 4.06 and 4.07 hereof), the Guarantees, and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

         Upon the request of the Issuers accompanied by a resolution of the Board of Directors of the General Partner (in the case of the Partnership) and of the Board of Directors of El Paso Finance and each of the Subsidiary Guarantors (in the case of El Paso Finance and each of the Subsidiary Guarantors) authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Issuers and each of the Subsidiary Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

         It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Issuers with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

         (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;




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

         (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes, except as provided above with respect to Sections 3.09, 4.06 and 4.07 hereof;

         (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

         (d) waive a Default or Event of Default in the payment of principal of or premium, if any, interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

         (e) make any Note payable in money other than that stated in the Notes;

         (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

         (g) waive a redemption payment with respect to any Note (other than a payment required by the covenants contained in Sections 3.09, 4.06 or 4.07 hereof;

         (h) except as otherwise permitted by this Indenture, release any Subsidiary Guarantor from any of its obligations under its Guarantee or this Indenture, or change any Guarantee in any manner that would adversely affect the right of Holders; or

         (i) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

         In addition, any amendment to the provisions of Article 10 or Section
11.07 of this Indenture (which relate to subordination) shall require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.

SECTION  9.03.   COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment or supplement to this Indenture, the Guarantees, or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION  9.04.   REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION  9.05.   NOTATION ON OR EXCHANGE OF NOTES.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall

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
authenticate new Notes (accompanied by a notation of the Guarantees duly endorsed by the Subsidiary Guarantors) that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION  9.06.   TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers and the Subsidiary Guarantors may not sign an amendment or supplemental Indenture until the Board of Directors of the General Partner approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate of the Board of Directors of the General Partner and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

SECTION  9.07.   EFFECT OF SUPPLEMENTAL INDENTURES.

         Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. After a supplemental indenture becomes effective, the Issuers shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                                   ARTICLE 10
                                  SUBORDINATION

SECTION  10.01.   AGREEMENT TO SUBORDINATE.

         The Issuers covenant and agree, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by, and other Obligations with respect to, the Notes are subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

SECTION  10.02.   LIQUIDATION; DISSOLUTION; BANKRUPTCY.

         Upon any payment or distribution to creditors of either of the Issuers or any Subsidiary Guarantor in a liquidation or dissolution of such Issuer or such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Issuer or such Subsidiary Guarantor or its property, in an assignment for the benefit of creditors or any marshaling of such Issuer's or such Subsidiary Guarantor's assets and liabilities:

         (a) holders of Senior Debt shall be entitled to receive payment in full in cash of all Obligations in respect of Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not such interest would be an allowed claim in such proceeding) before Holders of the Notes shall be entitled to receive any payment with respect to the Notes (except that Holders may receive (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Article 8 hereof, provided that the funding of such trust was permitted); and


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

         (b) until all Obligations with respect to Senior Debt (as provided in subsection (a) above) are paid in full in cash, any payment or distribution to which Holders would be entitled but for this Article 10 shall be made to holders of Senior Debt (except that Holders of Notes may receive and retain (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Article 8 hereof, provided that the funding of such trust was permitted), as their interests may appear.

SECTION  10.03.   DEFAULT ON DESIGNATED SENIOR DEBT.

         The Issuers and the Subsidiary Guarantors may not make any payment or distribution in respect of Obligations with respect to the Notes (whether by redemption, purchase, defeasance or otherwise) and may not acquire any Notes for cash or property (other than (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to
Article 8 hereof, provided that the funding of such trust was permitted) until all principal and other Obligations with respect to the Senior Debt have been paid in full in cash if:

         (a) a default in the payment of any principal, premium, if any, or interest (and other Obligations in the case of the Credit Facilities) on Designated Senior Debt occurs and is continuing; or

         (b) any other default on Designated Senior Debt occurs and is continuing that permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Person who may give it pursuant to Section 10.11 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 120 days.

         The Issuers may and shall resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

         (a) in the case of a default referred to in clause (a) of the immediately preceding paragraph, the date upon which the default is cured or waived, or

         (b) in the case of a default referred to in clause (b) of the immediately preceding paragraph, the earlier of the date on which such non-payment default is cured or waived and 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee unless the maturity of such Designated Senior Debt has been accelerated, if this Article 10 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

SECTION  10.04.   ACCELERATION OF NOTES.

         If payment of the Notes is accelerated because of an Event of Default, the Issuers shall promptly notify holders of Senior Debt of the acceleration.

SECTION  10.05.   WHEN DISTRIBUTION MUST BE PAID OVER.

         In the event that the Trustee or any Holder receives any payment of or distribution with respect to any Obligations with respect to the Notes at a time when such payment or distribution is prohibited by

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
Section 10.02 or 10.03 hereof, such payment or distribution shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under this Indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment in cash of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in cash in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Issuers or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION  10.06.   NOTICE BY ISSUERS.

         The Issuers shall promptly notify the Trustee and the Paying Agent of any facts known to the Issuers that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 10.

SECTION  10.07.   SUBROGATION.

         After all Senior Debt is paid in full in cash and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Issuers and Holders, a payment by the Issuers on the Notes.

SECTION  10.08.   RELATIVE RIGHTS.

         This Article 10 defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

         (a) impair, as between the Issuers and Holders of Notes, the obligation of the Issuers, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

         (b) affect the relative rights of Holders of Notes and creditors of the Issuers other than their rights in relation to holders of Senior Debt; or

         (c) subject to Section 6.02, prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

         If the Issuers fail because of this Article 10 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.



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

SECTION  10.09.   SUBORDINATION MAY NOT BE IMPAIRED BY ISSUERS.

         No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by either of the Issuers or any Holder or by the failure of either of the Issuers or any Holder to comply with this Indenture.

SECTION  10.10.   DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

         Whenever a payment or distribution is to be made or a notice given to holders of Senior Debt, the payment or distribution may be made and the notice given to their Representative.

         Upon any payment or distribution of assets of either of the Issuers or any of the Subsidiary Guarantors referred to in this Article 10, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of such Issuer or Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION  10.11.   RIGHTS OF TRUSTEE AND PAYING AGENT.

         Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless a Responsible Officer of the Trustee shall have received at its Corporate Trust Office at least two Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 10. Only the Issuers or the holders of Designated Senior Debt or their Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof. Each Paying Agent shall be subject to the same obligations under this Article 10 as is the Trustee.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION  10.12.   AUTHORIZATION TO EFFECT SUBORDINATION.

         Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representative of the Designated Senior Debt are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION  10.13.   AMENDMENTS.

         The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of all Designated Senior Debt.





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                                   ARTICLE 11
                                   GUARANTEES

SECTION  11.01.   GUARANTEES.

         Subject to the provisions of this Article 11, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Issuers hereunder or thereunder, that: (a) the principal of, premium, interest and Liquidated Damages, if any, on the Notes shall be promptly paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, interest and Liquidated Damages, if any, on the Notes, if any, if lawful, and all other Obligations of the Issuers to the Holders or the Trustee under this Indenture and the Notes shall be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. The Subsidiary Guarantors hereby agree that to the fullest extent permitted by applicable law, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions of this Indenture and the Notes, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. To the fullest extent permitted by applicable law, each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that the Guarantees shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

         If any Holder or the Trustee is required by any court or otherwise to return to the Issuers or Subsidiary Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, these Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby.

         Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of these Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in
Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of these Guarantees. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under these Guarantees.

SECTION  11.02.   LIMITATION OF GUARANTOR'S LIABILITY.

         Each Subsidiary Guarantor and, by its acceptance hereof, each Holder hereof, hereby confirm that it is their intention that the Guarantee by such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform


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Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Guarantees. To effectuate the foregoing intention, each such Person hereby irrevocably agrees that the Obligation of such Subsidiary Guarantor under its Guarantee under this Article 11 shall be limited to the maximum amount as shall, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any rights to contribution of such Subsidiary Guarantor pursuant to any agreement providing for an equitable contribution among such Subsidiary Guarantor and other Affiliates of the Issuers of payments made by guarantees by such parties, result in the Obligations of such Subsidiary Guarantor in respect of such maximum amount not constituting a fraudulent conveyance. Each Holder, by accepting the benefits hereof, confirms its intention that, in the event of bankruptcy, reorganization or other similar proceeding of either of the Issuers or any Subsidiary Guarantor in which concurrent claims are made upon such Subsidiary Guarantor hereunder, to the extent such claims shall not be fully satisfied, each such claimant with a valid claim against such Issuer shall be entitled to a ratable share of all payments by such Subsidiary Guarantor in respect of such concurrent claims.

SECTION  11.03.   EXECUTION AND DELIVERY OF GUARANTEES.

         To evidence the Guarantees set forth in Section 11.01 hereof, each Subsidiary Guarantor hereby agrees that a notation of the Guarantees substantially in the form of Exhibit D shall be endorsed by an Officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor by its President or one of its Vice Presidents.

         Each Subsidiary Guarantor hereby agrees that the Guarantees set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Guarantees.

         If an Officer or Officer whose signature is on this Indenture or on the Guarantees no longer holds that office at the time the Trustee authenticates the Note on which the notation of the Guarantees are endorsed, the Guarantees shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Subsidiary Guarantors.

SECTION  11.04.   SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

         (a) Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Partnership or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, to the Partnership or another Subsidiary Guarantor.

         (b) Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into another Person other than the Partnership or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor), or successive consolidations or mergers in which a Subsidiary Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, to a person other than the Partnership (whether or not affiliated with the Subsidiary Guarantor) authorized to acquire and operate the same; provided, however, that such transaction meets all of the following requirements: (i) each Subsidiary Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale or conveyance, the Guarantee contained herein, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving corporation in the merger or consolidation), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person formed by such consolidation, or into which the Subsidiary Guarantor shall have been merged, or by the Person which shall

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have acquired such property, and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists. In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantees contained herein and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor thereupon may cause to be signed any or all of the notations of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

SECTION  11.05.   RELEASES.

         Concurrently with any sale of assets (including, if applicable, all of the Equity Interests of any Subsidiary Guarantor), any Liens in favor of the Trustee in the assets sold thereby shall be released; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.07 hereof. The Guarantee or the obligations under Section 11.04 hereof of a Subsidiary Guarantor will be released (i) in connection with any sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor (including by way of merger or consolidation), if the Partnership applies the Net Proceeds of that sale or other disposition in accordance with Section 4.07 hereof; or (ii) in connection with the sale or other disposition of all of the Equity Interests of a Subsidiary Guarantor, if the Partnership applies the Net Proceeds of that sale in accordance with Section 4.07 hereof; or (iii) if the Partnership designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary; or (iv) at such time as such Subsidiary Guarantor ceases to guarantee any other Indebtedness of the Partnership. Upon delivery by the Partnership to the Trustee of an Officers' Certificate to the effect that such sale or other disposition was made by the Partnership in accordance with the provisions of this Indenture, including without limitation Section 4.07 hereof or such Guarantee is to be released pursuant to the provisions of the immediately preceding sentence, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Guarantees. Any Subsidiary Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 11.

SECTION  11.06.   "TRUSTEE" TO INCLUDE PAYING AGENT.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Issuers and be then acting hereunder, the term "Trustee" as used in this Article 11 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 11 in place of the Trustee.

SECTION  11.07.   SUBORDINATION OF GUARANTEES.

         The obligations of each Subsidiary Guarantor under its Guarantee pursuant to this Article 11 shall be junior and subordinated to the prior payment in full in cash of all Senior Debt and Guarantor Senior Debt (including interest after the commencement of any proceeding of the type described in
Section 10.02 with respect to such Subsidiary Guarantor at the rate specified in the applicable Guarantor Senior Debt, whether or not such interest would be an allowed claim in such proceeding) of such Subsidiary Guarantor, in each case on the same basis as the Notes are junior and subordinated to Senior Debt, mutatis mutandis. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain







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payments by any of the Subsidiary Guarantors only at such times as they may receive and/or retain payments and distributions in respect of the Notes pursuant to this Indenture, including Article 10 hereof.

                                   ARTICLE 12
                           SATISFACTION AND DISCHARGE

SECTION  12.01.   SATISFACTION AND DISCHARGE.

         This Indenture shall upon the request of the Issuers cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes herein expressly provided for, the Issuers' obligations under
Section 7.07 hereof, the Issuers' rights of optional redemption under Article 3 hereof, and the Trustee's and the Paying Agent's obligations under Section 12.02 and 12.03 hereof) and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

         (a) either

                  (i) all Notes therefore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (B) Notes for whose payment money has been deposited in trust with the Trustee or any Paying Agent and thereafter paid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation; or

                  (ii) all such Notes not theretofore delivered to the Trustee for cancellation

                           (A) have become due and payable; or

                           (B) shall become due and payable at their Stated Maturity within one year, or

                           (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers, in the case of clause (A), (B) or (C) above, have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose money or U.S. Government Obligations in an amount sufficient (as certified by an independent public accountant designated by the Issuers) to pay and discharge the entire indebtedness of such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Notes which have become due and payable) or the Stated Maturity or redemption date, as the case may be;

         (b) the Issuers have paid or caused to be paid all other sums then due and payable hereunder by the Issuers;

         (c) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit and after giving effect to such deposit; and

         (d) the Issuers have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.



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         Notwithstanding the satisfaction and discharge of this Indenture, the
Issuers' obligations in Sections 2.03, 2.04, 2.06, 2.07, 2.11, 7.07, 7.08,
12.02, 12.03 and 12.04, and the Trustee's and Paying Agent's obligations in
Section 12.03 shall survive until the Notes are no longer outstanding. Thereafter, only the Issuers' obligations in Section 12.03 shall survive.

         In order to have money available on a payment date to pay principal (and premium, if any, on) or interest on the Notes, the U.S. Government Obligations shall be payable as to principal (and premium, if any) or interest at least one Business Day before such payment date in such amounts as shall provide the necessary money. The U.S. Government Obligations shall not be callable at the issuer's option.

SECTION  12.02.   APPLICATION OF TRUST.

         All money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and, at the written direction of the Issuers, be invested prior to maturity in non-callable U.S. Government Obligations, and applied by the Trustee in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

SECTION  12.03.   REPAYMENT OF THE ISSUERS.

         The Trustee and the Paying Agent shall promptly pay to the Issuers upon written request any excess money or securities held by them at any time.

         The Trustee and the Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided that the Issuers shall have either caused notice of such payment to be mailed to each Holder of the Notes entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York, including, without limitation, The Wall Street Journal (national edition). After payment to the Issuers, Holders entitled to the money must look to the Issuers for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION  12.04.   REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgement of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' and Subsidiary Guarantors' Obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit has occurred pursuant to Section 12.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 12.02, provided, however, that if the Issuers or the Subsidiary Guarantors have made any payment of interest on or principal of any Notes because of the reinstatement of their Obligations, the Issuers or such Subsidiary Guarantors shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.





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                                   ARTICLE 13
                                  MISCELLANEOUS

SECTION  13.01.   TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION  13.02.   NOTICES.

         Any notice or communication by the Issuers or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Issuers or any Subsidiary Guarantor:

                  El Paso Energy Partners, L.P.
                  4 Greenway Plaza
                  Houston, Texas 77046
                  Telecopier No.: (713) 420-2131
                  Attention:  Chief Financial Officer

         With a copy to:

                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                  1900 Pennzoil Place, South Tower
                  711 Louisiana Street
                  Houston, Texas  77002
                  Telecopier No.: (713) 236-0822
                  Attention: J. Vincent Kendrick

         If to the Trustee:

                  The Chase Manhattan Bank, Trustee
                  600 Travis, Suite 1150
                  Houston, Texas 77002
                  Telecopier No.: (713) 577-5200
                  Attention: Mauri Cowen

         If to the Paying Agent:

                  The Chase Manhattan Bank, Paying Agent
                  450 West 33rd Street, 15th Floor
                  New York, New York 10001
                  Attention: Corporate Trust Debt Administration
                  With a copy to the Trustee at the Houston address listed above.

         The Issuers, any Subsidiary Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the


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mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Issuers mail a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 13.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

         The Trustee is subject to TIA Section 312(b), and Holders may communicate pursuant thereto with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA
Section 312(c).

SECTION  13.04.   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Issuers or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Issuers or such Subsidiary Guarantors shall furnish to the Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Officer of the General Partner, an Issuer or any Subsidiary Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the General Partner,

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an Issuer or such Subsidiary Guarantor stating that the information with respect to such factual matters is in possession of the General Partner, an Issuer or such Subsidiary Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate of opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION  13.05.   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION  13.06.   RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, PARTNERS,
               EMPLOYEES, INCORPORATORS, STOCKHOLDERS AND MEMBERS.

         No past, present or future director, officer, partner, employee, incorporator, stockholder or member of either of the Issuers, the General Partner or any Subsidiary Guarantor, as such, shall have any liability for any Obligations of either of the Issuers or any Subsidiary Guarantor under the Notes, this Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION  13.08.   GOVERNING LAW.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES.

SECTION  13.09.   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of either of the Issuers or any Subsidiary of the Partnership or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture or the Guarantees.




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SECTION  13.10.   SUCCESSORS.

         All agreements of the Issuers and the Subsidiary Guarantors in this Indenture, the Notes and the Guarantees shall bind its successors. All agreements of the Trustee in this Indenture shall bind their respective successors.

SECTION  13.11.   SEVERABILITY.

         In case any provision in this Indenture, the Notes or the Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION  13.12.   COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION  13.13.   TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

         IN WITNESS WHEREOF, the parties have executed this Indenture as of the date first written above.

                           Issuers:

                           EL PASO ENERGY PARTNERS, L.P.

                           By:      EL PASO ENERGY PARTNERS COMPANY,
                                    as General Partner



                           By: /s/ Keith B. Forman
                               -----------------------------------------------
                           Name:   Keith B. Forman
                           Title:  Vice President and Chief Financial Officer

                           EL PASO ENERGY PARTNERS FINANCE CORPORATION



                           By: /s/ Keith B. Forman
                               -----------------------------------------------
                           Name:   Keith B. Forman
                           Title:  Vice President and Chief Financial Officer

              Subsidiary Guarantors:

              ARGO II, L.L.C.
              CRYSTAL HOLDING, L.L.C.*
              CRYSTAL PROPERTIES AND TRADING COMPANY, L.L.C.* DELOS OFFSHORE COMPANY, L.L.C.*
              EL PASO ENERGY PARTNERS DEEPWATER, L.L.C.*
              EL PASO ENERGY PARTNERS OIL TRANSPORT, L.L.C.*
              EL PASO ENERGY PARTNERS OPERATING COMPANY, L.L.C.* EWING BANK GATHERING COMPANY, L.L.C.*
              FIRST RESERVE GAS, L.L.C.*
              FLEXTREND DEVELOPMENT COMPANY, L.L.C.*
              GREEN CANYON PIPE LINE COMPANY, L.P.*
              HATTIESBURG GAS STORAGE COMPANY*
              HATTIESBURG INDUSTRIAL GAS SALES COMPANY, L.L.C.* MANTA RAY GATHERING COMPANY, L.L.C.*
              PETAL GAS STORAGE COMPANY, L.L.C.*
              POSEIDON PIPELINE COMPANY, L.L.C.
              VK DEEPWATER GATHERING COMPANY, L.L.C.*
              VK-MAIN PASS GATHERING COMPANY, L.L.C.*
              VIOSCA KNOLL GATHERING COMPANY*



              *By: /s/ Keith B. Forman
                   --------------------------------------------------------
              Name:    Keith B. Forman
              Title:   Vice President and Chief Financial Officer

                         Trustee:

                         THE CHASE MANHATTAN BANK, as Trustee



                         By: /s/ Mauri J. Cowen
                             -------------------------------------------------
                         Name:   Mauri J. Cowen
                               -----------------------------------------------
                         Title:  Vice President and Trust Officer
                                ----------------------------------------------

                                                                      Schedule A

Schedule of Subsidiary Guarantors

Argo II, L.L.C.
Crystal Holding, L.L.C.
Crystal Properties and Trading Company, L.L.C.
Delos Offshore Company, L.L.C.
El Paso Energy Partners Deepwater, L.L.C.
El Paso Energy Partners Oil Transport, L.L.C.
El Paso Energy Partners Operating Company, L.L.C.
Ewing Bank Gathering Company, L.L.C.
First Reserve Gas, L.L.C.
Flextrend Development Company, L.L.C.
Green Canyon Pipe Line Company, L.P.
Hattiesburg Gas Storage Company
Hattiesburg Industrial Gas Sales Company, L.L.C.
Manta Ray Gathering Company, L.L.C.
Petal Gas Storage Company, L.L.C.
Poseidon Pipeline Company, L.L.C.
VK Deepwater Gathering Company, L.L.C.
VK-Main Pass Gathering Company, L.L.C.
Viosca Knoll Gathering Company

                                                                     EXHIBIT A-1

                                 (Face of Note)

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.(1)

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

*THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUERS OF THIS NOTE THAT:
(A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO EL PASO ENERGY PARTNERS, L.P., EL PASO ENERGY PARTNERS FINANCE CORPORATION, OR ANY SUBSIDIARY OF EL PASO ENERGY PARTNERS, L.P., (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                                                             CUSIP:
                                                                    ------------

         8 1/2% [Series A] [Series B] Senior Subordinated Note due 2011

No.                                                                  $
    ---                                                               ----------
                          EL PASO ENERGY PARTNERS, L.P.
                                       and
                   EL PASO ENERGY PARTNERS FINANCE CORPORATION

promise to pay to _______________________ or registered assigns, the principal sum of _________________________ Dollars of the United States of America [or such greater or lesser amount as may from time to time be endorsed on the Schedule of Exchanges of Interests in the Global Note(1) on June 1, 2011.

Interest Payment Dates: June 1 and December 1 of each year

Record Dates: May 15 and November 15

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authorization hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit of this Indenture or be valid or obligatory for any purpose.


                              Exhibit A-1 - Page 1

Dated:              ,
       ---------- --  ----

EL PASO ENERGY PARTNERS FINANCE
CORPORATION

By:
    ----------------------------------------
Name:
      --------------------------------------
Title:
       -------------------------------------


EL PASO ENERGY PARTNERS, L.P.
By: El Paso Energy Partners Company, as General Partner

By:
    ----------------------------------------
Name:
      --------------------------------------
Title:
       -------------------------------------


Certificate of Authentication:

This is one of the Notes referred to in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK, as Trustee


By:
    --------------------------------
         Authorized Signatory

Dated:            ,
       -------- --  ----

(1)      This is included in Global Notes only

 *       Legend appears only on the Series A Notes.

                              Exhibit A-1 - Page 2

                                 [Back of Note]
         8 1/2% [Series A] [Series B] Senior Subordinated Note due 2011

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. Interest. El Paso Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), and El Paso Energy Partners Finance Corporation, a Delaware corporation ("El Paso Finance" and, together with the Partnership, the "Issuers"), promise to pay interest on the principal amount of this Note at 8 1/2% per annum and shall pay any Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Issuers will pay interest and Liquidated Damages, if any, semi-annually on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 1, 2001. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; the Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         2. Method of Payment. The Issuers will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the May 15 or June 15, next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and interest and Liquidated Damages, if any, at the office or agency of the Issuers maintained for such purpose within the City and State of New York, or, at the option of the Issuers, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. Paying Agent and Registrar. Initially, The Chase Manhattan Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of the Subsidiary Guarantors may act in any such capacity.

         4. Indenture. The Issuers issued the Notes under an Indenture dated as of May 17, 2001 ("Indenture") among the Issuers, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured general obligations of the Issuers. Payment of the Notes and Guarantees and related obligations are subordinated to the prior payment in full in cash of Senior Debt and Guarantor Senior Debt to the extent provided in the Indenture.

         5. Optional Redemption.

         (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Issuers shall not have the option to redeem the Notes prior to June 1, 2006. From and after June 1, 2006, the Issuers shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:



                              Exhibit A-1 - Page 3

Year                                     Percentage

2006.................................... 104.250

2007.................................... 102.833

2008.................................... 101.417

2009 and thereafter..................... 100.000

         (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to June 1, 2004, the Issuers may (but shall not have the obligation to) redeem, on one or more occasions, up to an aggregate of 33% of the aggregate principal amount of Notes originally issued under this Indenture at a redemption price equal to June 1% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that at least 67% of the aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption (excluding for purposes of determining the Notes that remain outstanding any Notes held by the Issuers or any Restricted Subsidiary of the Partnership); and provided further, that such redemption shall occur within 90 days of the date of the closing of such Equity Offering.

         6. Mandatory Redemption. Except as set forth in paragraph 7 below, the Issuers shall not be required to make mandatory redemption payments with respect to the Notes.

         7. Repurchase at Option of Holder.

         (a) If there is a Change of Control, each Holder of Notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest, if any, thereon, and Liquidated Damages, if any, thereon, to the date of purchase. Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture and information regarding such other matters as is required under Section 4.06 of the Indenture. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Change of Control Offer.

         (b) If the Issuers or any Restricted Subsidiary of the Partnership consummates an Asset Sale, the Issuers shall promptly commence a pro rata offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, and Liquidated Damages (in the case of the Notes) thereon, if any, to the date of purchase in accordance with the procedures set forth in the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds allocated for repurchase of Notes, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

         8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest and Liquidated Damages, if any, cease to accrue on Notes or portions thereof called for redemption unless the Issuers defaults in making such redemption payment.

         9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be


                              Exhibit A-1 - Page 4
exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption or during the period between a record date and the corresponding Interest Payment Date.

         10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

         11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture, the Guarantees, or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Guarantees, or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of an Issuer's or a Subsidiary Guarantor's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of such Issuer's or Subsidiary Guarantor's assets, to add or release Subsidiary Guarantors pursuant to the terms of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or surrender any right or power conferred upon the Issuers or the Subsidiary Guarantors by the Indenture that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee, to add additional Events of Default or to secure the Notes and/or the Guarantees.

         12. Defaults and Remedies. Events of Default include in summary form:
(i) default for 30 days in the payment when due of interest on or Liquidated Damages, if any, with respect to the Notes (whether or not prohibited by Article 10 of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by Article 10 of the Indenture); (iii) failure by the Partnership or any of its Restricted Subsidiaries to comply with Sections 3.09, 4.06 and 4.07 of the Indenture; (iv) failure by the Partnership for 60 days after notice to the Issuers by the Trustee or to the Issuers and the Trustee by Holders of at least 25% in principal amount of the Notes then outstanding to comply with certain other agreements in the Indenture or the Notes (provided that no such notice need be given, and an Event of Default shall occur, 60 days after a failure by an Issuer or any Restricted Subsidiary of the Partnership to comply with the covenants in section 4.08, 4.09 or 5.01 of the Indenture, unless theretofore cured); (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by an Issuer or any Restricted Subsidiary of the Partnership (or the payment of which is guaranteed by an Issuer or any Restricted Subsidiary of the Partnership) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more; (vi) the failure by an Issuer or any Restricted Subsidiary of the Partnership to pay final judgments by courts of competent jurisdiction aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture, any Guarantee of a Subsidiary Guarantor shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Guarantee; and
(viii) certain events of bankruptcy or insolvency with respect to an Issuer or any Restricted Subsidiary of the Partnership. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, so long as any Credit Facility shall be in full force and effect, if an Event of Default pursuant to clause (v) above with regard to such Credit Facility shall have occurred and be continuing, the Notes shall not become due and payable until the earlier to occur of (x) five Business Days following delivery of written notice of such acceleration of the Notes to the agent under such Credit Facility and (y) the acceleration of any Indebtedness under such Credit Facility. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to an Issuer, any Restricted Subsidiary of the Partnership constituting a Significant Subsidiary or any group of Restricted Subsidiaries of the Partnership that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due




                              Exhibit A-1 - Page 5
and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Partnership is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         13. Ranking. Payment and principal, premium, if any, and interest on, and other Obligations with respect to, the Notes is subordinated, in the manner and to the extent set forth in the Indenture, to prior payment in full of all Senior Debt.

         14. Trustee Dealings with Partnership. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Partnership or its Affiliates, and may otherwise deal with the Partnership or its Affiliates, as if it were not the Trustee.

         15. No Recourse Against Others. A past, present or future director, officer, partner, employee, incorporator, stockholder or member of an Issuer, the General Partner or any Subsidiary Guarantor, as such, shall not have any liability for any Obligations of either of the Issuers or any Subsidiary Guarantor under the Notes, the Indenture or the Guarantees, or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         *18. Additional Rights and Obligations of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Certificated Notes shall have all the rights and obligations set forth in the Registration Rights Agreement dated as of May 17, 2001, among the Issuers, the Subsidiary Guarantors and the parties named on the signature pages thereof (the "Registration Rights Agreement").

         19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  El Paso Energy Partners, L.P.
                  4 Greenway Plaza
                  Houston, Texas 77046
                  Attention: Chief Financial Officer

* Section 18 appears only on the Series A Notes.



                              Exhibit A-1 - Page 6
         with a copy to:

                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                  1900 Pennzoil Place, South Tower
                  711 Louisiana Street
                  Houston, Texas  77002
                  Attention:  J. Vincent Kendrick

* Section 18 appears only on the Series A Notes.

                              Exhibit A-1 - Page 7

                              [FORM OF ASSIGNMENT]


                  To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to:



--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)



--------------------------------------------------------------------------------
             (Print or type name, address and zip code of assignee)



and irrevocably appoint
                        --------------------------------------------------------
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.



Date:                            Your Signature:
      ------------------------                  --------------------------------
                                                (Sign exactly as name appears on
                                                the other side of this Security)



                              Signature Guarantee *
























______________________

* NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs:
         (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

                              Exhibit A-1 - Page 8

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Issuers pursuant to Section 3.09, 4.07 or 4.06 of the Indenture, check the box below:

         [ ] Section 3.09 and 4.07                 [ ] Section 4.06

         If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 3.09, 4.07 or Section 4.06 of the Indenture, state the amount you elect to have purchased (must be an integral multiple of $1,000):

$
 ------------------------------


Date:
     -------------- ----, -----  Your Signature:
                                                --------------------------------
                                                (Sign exactly as your name
                                                appears on the Note)


                                 Tax Identification No:
                                                       -------------------------


                             Signature Guarantee **




























______________________

** NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs:
         (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

                              Exhibit A-1 - Page 9

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

                                                                            Principal amount of         Signature of
                           Amount of decrease in   Amount of increase in      this Global Note      authorized signatory
    Date of Exchange        Principal amount of       Principal amount         following such        of Trustee or Note
                              this Global Note      of this Global Note    decrease (or increase)         Custodian
------------------------------------------------------------------------------------------------------------------------------







* This schedule should only be included if the Note is issued in global form.


                              Exhibit A-1 Page 10

                                                                     EXHIBIT A-2

                  (Face of Regulation S Temporary Global Notes)

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED PURSUANT TO SECTION 2.06(a) OF THE SUPPLEMENT INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.(1)

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

*THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUERS OF THIS NOTE THAT:
(A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO EL PASO ENERGY PARTNERS, L.P., EL PASO ENERGY PARTNERS FINANCE CORPORATION, OR ANY SUBSIDIARY OF EL PASO ENERGY PARTNERS, L.P., (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                                                             CUSIP:
                                                                    ------------

         8 1/2% [Series A] [Series B] Senior Subordinated Note due 2011

No.                                                              $
    ----                                                          --------------
                          EL PASO ENERGY PARTNERS, L.P.
                                       and

                   EL PASO ENERGY PARTNERS FINANCE CORPORATION

promise to pay to _______________________ or registered assigns, the principal sum of _________________________ Dollars of the United States of America [or such greater or lesser amount as may from time to time be endorsed on the Schedule of Exchanges of Interests in the Global Note](1) on June 1, 2011.

Interest Payment Dates: June 1 and December 1 of each year

Record Dates: May 15 and November 15

                               Exhibit A-2 Page 1

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authorization hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit of this Indenture or be valid or obligatory for any purpose.

Dated: ________ __, ____

EL PASO ENERGY PARTNERS FINANCE        EL PASO ENERGY PARTNERS, L.P.
CORPORATION                            By: El Paso Energy Partners Company,
                                           as General Partner

By:                                    By:
    --------------------------             --------------------------
Name:                                  Name:
      ------------------------               ------------------------
Title:                                 Title:
       -----------------------                -----------------------

Certificate of Authentication:

This is one of the Notes referred to in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK, as Trustee

By:
    -------------------------------
         Authorized Signatory

Dated:
       -----------, ----

(1)      This is included in Global Notes only.
*        Legend appears only on the Series A Notes.

                               Exhibit A-2 Page 2

                  (Back of Regulation S Temporary Global Note)
         8 1/2% [Series A] [Series B] Senior Subordinated Note due 2011

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. Interest. El Paso Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), and El Paso Energy Partners Finance Corporation ("El Paso Finance") and, together with the Partnership, the "Issuers"), promise to pay interest on the principal amount of this Note at 8 1/2% per annum and shall pay any Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Issuers will pay interest and Liquidated Damages, if any, semi-annually on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 1, 2001. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; the Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         2. Method of Payment. The Issuers will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the May 15 and November 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and interest and Liquidated Damages, if any, at the office or agency of the Issuers maintained for such purpose within the City and State of New York, or, at the option of the Issuers, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. Paying Agent and Registrar. Initially, The Chase Manhattan Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of the Subsidiary Guarantors may act in any such capacity.

         4. Indenture. The Issuers issued the Notes under an Indenture dated as of May 17, 2001 ("Indenture") among the Issuers, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured general obligations of the Issuers. Payment of the Notes and Guarantees and related obligations are subordinated to the prior payment in full in cash of Senior Debt and Guarantor Senior Debt to the extent provided in the Indenture.

         5.   Optional Redemption.

         (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Issuers shall not have the option to redeem the Notes prior to June 1, 2006. From and after June 1, 2006, the Issuers shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:


                               Exhibit A-2 Page 3

              Year                                      Percentage
              ----                                      ----------
              2006 ...................................  104.250

              2007 ...................................  102.833

              2008 ...................................  101.417

              2009 and thereafter.....................  100.000


         (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to June 1, 2004, the Issuers may (but shall not have the obligation to) redeem, on one or more occasions, up to an aggregate of 33% of the aggregate principal amount of Notes originally issued under this Indenture at a redemption price equal to 108.500% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that at least 67% of the aggregate principal amount of Notes originally issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding for purposes of determining the Notes that remain outstanding any Notes held by the Issuers or any Restricted Subsidiary of the Partnership); and provided further, that such redemption shall occur within 90 days of the date of the closing of such Equity Offering.

         6. Mandatory Redemption. Except as set forth in paragraph 7 below, the Issuers shall not be required to make mandatory redemption payments with respect to the Notes.

         7.   Repurchase at Option of Holder.

         (a) If there is a Change of Control, each Holder of Notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest, if any, thereon, and Liquidated Damages, if any, thereon, to the date of purchase. Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture and information regarding such other matters as is required under Section 4.06 of the Indenture. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Change of Control Offer.

         (b) If the Issuers or any Restricted Subsidiary of the Partnership consummates an Asset Sale, the Issuers shall promptly commence a pro rata offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Net Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, thereon, and Liquidated Damages (in the case of the Notes) thereon, to the date of purchase in accordance with the procedures set forth in the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds allocated for repurchase of Notes, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

         8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest and Liquidated Damages, if any, cease to accrue on Notes or portions thereof called for redemption unless the Issuers defaults in making such redemption payment.


         9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be

                               Exhibit A-2 Page 4
exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption or during the period between a record date and the corresponding Interest Payment Date.

         10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

         11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture, the Guarantees, or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Guarantees, or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of an Issuer's or a Subsidiary Guarantor's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of such Issuer's assets, to add or release Subsidiary Guarantors pursuant to the terms of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or surrender any right or power conferred upon the Issuers or the Subsidiary Guarantors by the Indenture that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee.

         12. Defaults and Remedies. Events of Default include in summary form: (i) default for 30 days in the payment when due of interest on or Liquidated Damages, if any, with respect to the Notes (whether or not prohibited by Article 10 of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by Article 10 of the Indenture); (iii) failure by the Partnership or any of its Restricted Subsidiaries to comply with Sections 3.09, 4.06 and 4.07 of the Indenture; (iv) failure by the Partnership of the Partnership for 60 days after notice to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in principal amount of the Notes then outstanding to comply with certain other agreements in the Indenture or the Notes (provided that no such notice need be given, and an Event of Default shall occur 60 days after a failure by an Issuer or any Restricted Subsidiary of the Partnership to comply with the covenants in Section 4.08, 4.09 or 5.01 of the Indenture); (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by an Issuer or any of its Restricted Subsidiary of the Partnership (or the payment of which is guaranteed by an Issuer or any Restricted Subsidiary of the Partnership) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more; (vi) the failure by an Issuer or any Restricted Subsidiary of the Partnership to pay final judgments by courts of competent jurisdiction aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture, any Guarantee of a Subsidiary Guarantor shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to an Issuer or any Restricted Subsidiary of the Partnership. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, so long as any Credit Facility shall be in full force and effect, if an Event of Default pursuant to clause (v) above with regard to such Credit Facility shall have occurred and be continuing, the Notes shall not become due and payable until the earlier to occur of (x) five business days following delivery of written notice of such acceleration of the Notes to the agent under such Credit Facility and (y) the acceleration of any Indebtedness under such Credit Facility. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to an Issuer, any Restricted Subsidiary of the Partnership constituting a Significant Subsidiary or any group of Restricted Subsidiaries of the Partnership that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in

                               Exhibit A-2 Page 5
the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Partnership is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         13. Ranking. Payment and principal, premium, if any, and interest on, and other Obligations with respect to, the Notes is subordinated, in the manner and the extent set forth in the Indenture, to prior payment in full of all Senior Debt.

         14. Trustee Dealings with Partnership. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Partnership or its Affiliates, and may otherwise deal with the Partnership or its Affiliates, as if it were not the Trustee.

         15. No Recourse Against Others. A past, present or future director, officer, partner, employee, incorporator or stockholder or member of an Issuer, the General Partner or any Subsidiary Guarantor, as such, shall not have any liability for any Obligations of either of the Issuers or any Subsidiary Guarantor under the Notes, the Indenture or the Guarantees, or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT
(= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        *18. Additional Rights and Obligations of Holders of Restricted Global Notes and Restricted Cetificated Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Certificated Notes shall have all the rights and obligations set forth in the Registration Rights Agreement dated as of May 17, 2001, among the Issuers, the Subsidiary Guarantor and the parties named on the signature pages thereof (the "Registration Rights Agreement").

         19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  El Paso Energy Partners, L.P.
                  1001 Louisiana
                  Houston, Texas  77002
                  Attention: Chief Financial Officer

         with a copy to:


* Section 18 appears only on Series A Notes.

                               Exhibit A-2 Page 6

                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                  1900 Pennzoil Place, South Tower
                  711 Louisiana Street
                  Houston, Texas  77002
                  Attention:  J. Vincent Kendrick

* Section 18 appears only on Series A Notes.

                               Exhibit A-2 Page 7

                              [FORM OF ASSIGNMENT]


                  To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to:

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------
             (Print or type name, address and zip code of assignee)



and irrevocably appoint
                        --------------------------------------------------------
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.


Date:                             Your Signature:
      ------------------------                  --------------------------------
                                                (Sign exactly as name appears on
                                                the other side of this Security)



                              Signature Guarantee *














   ____________________

   * NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee
         Programs: (i) The Securities Transfer Agent Medallion Program (STAMP);
         (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.


                               Exhibit A-2 Page 8

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Issuers pursuant to Section 3.09, 4.06 or 4.07 of the Indenture, check the box below:

         [  ]  Section 3.09                [  ]  Section 4.06

         If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 3.09 or Section 4.06 or Section 4.07 of the Indenture, state the amount you elect to have purchased (must be an integral multiple of $1,000):


$ -----------------------


Date ------- --, --------  Your Signature: ------------------------------------
                                           (Sign exactly as your name appears
                                            on the Note)


                           Tax Identification No: -----------------------------


                           Signature Guarantee **















   __________________________

   ** NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee
          Programs: (i) The Securities Transfer Agent Medallion Program (STAMP);
          (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.


                               Exhibit A-2 Page 9

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

         The following exchanges of a part of this Global Note for an interest in another Global Note or for an interest in another Global Note or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:

                                                                            Principal amount of         Signature of
                           Amount of decrease in   Amount of increase in      this Global Note      authorized signatory
                            Principal amount of     Principal amount of        following such        of Trustee or Note
    Date of Exchange          this Global Note        this Global Note     decrease (or increase)         Custodian
------------------------------------------------------------------------------------------------------------------------



















                              Exhibit A-2 - Page 10

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER


The Chase Manhattan Bank
600 Travis, Suite 1150
Houston, Texas 77002
Attention:  Corporate Trust Division

[Registrar address block]

                  Re: 8 1/2% Senior Subordinated Notes due 2011 of El Paso Energy Partners, L.P. and El Paso Energy Partners Finance Corporation

         Reference is hereby made to the Indenture, dated as of May 17, 2001 (the "Indenture"), between El Paso Energy Partners, L.P. and El Paso Energy Partners Finance Corporation, as issuers (the "Issuers"), the Persons acting as guarantors and named herein (the "Subsidiary Guarantors") and The Chase Manhattan Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ___________________________________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $_________________________ in such Note[s] or interests (the "Transfer"), to _______________________________ (the
"Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

         1. [ ] Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Certificated Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Certificated Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Certificated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Certificated Note and in the Indenture and the Securities Act.

         2. [ ] Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Global Note or a Certificated Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Certificated Note and in the Indenture and the Securities Act.

                               Exhibit B - Page 1

         3. [ ] Check and complete if Transferee will take delivery of a beneficial interest in the Restricted Global Note or a Certificated Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Certificated Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

         (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

         (b) [ ] such Transfer is being effected to the Partnership, El Paso Finance or a Restricted Subsidiary of the Partnership;

                                       or

         (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

         (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Certificated Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit E to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note and/or the Certificated Notes and in the Indenture and the Securities Act.

         4. [ ] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Certificated Note.

         (a) [ ] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Certificated Notes and in the Indenture.

         (b) [ ] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Certificated Notes and in the Indenture.

                               Exhibit B - Page 2

         (c) [ ] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Certificated Notes and in the Indenture.

         This certificate and the statements contained herein are made for your benefit and for the benefit of the Issuers and Credit Suisse First Boston Corporation, Goldman, Sachs & Co. and J.P. Morgan Securities Inc. (collectively, the "Initial Purchasers"), the Initial Purchasers of such Notes being transferred. We acknowledge that you, the Issuers and the Initial Purchasers will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.


         [Insert Name of Transferor]


         By:
             ----------------------------------------
         Name:
               --------------------------------------
         Title:
                -------------------------------------


Dated:
      -------------------------, ----------

cc:      Issuers
         Initial Purchasers

                               Exhibit B - Page 3

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.       The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

         (a)  [  ]  a beneficial interest in the:

                  (i)   [  ]  144A Global Note (CUSIP          ), or

                  (ii)  [  ]  Regulation S Global Note (CUSIP          ), or

                  (iii) [  ]  Restricted Global Note (CUSIP ______); or

         (b)  [  ]  a Restricted Certificated Note.


2.       After the Transfer the Transferee will hold:

                                   [CHECK ONE]

         (a)  [  ]  a beneficial interest in the:

                  (i)   [  ]  144A Global Note (CUSIP         ), or

                  (ii)  [  ]  Regulation S Global Note (CUSIP         ), or

                  (iii) [  ]  Restricted Global Note (CUSIP ______), or

                  (iv)  [  ]  Unrestricted Global Note (CUSIP         ); or

         (b)  [  ]  a Restricted Certificated Note; or

         (c)  [  ]  an Unrestricted Certificated Note,

in accordance with the terms of the Indenture.

                               Exhibit B - Page 4

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE


The Chase Manhattan Bank
600 Travis, Suite 1150
Houston, Texas 77002
Attention:  Corporate Trust Division

[Registrar address block]

                  Re: 8 1/2% Senior Subordinated Notes due 2011 of El Paso Energy Partners, L.P. and El Paso Energy Partners Finance Corporation

                              (CUSIP _____________)

         Reference is hereby made to the Indenture, dated as of May 17, 2001, (the "Indenture"), between El Paso Energy Partners, L.P. and El Paso Energy Partners Finance Corporation, as issuers (the "Issuers"), the Persons acting as guarantors and named therein (the "Subsidiary Guarantors") and The Chase Manhattan Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         _____________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $_________________________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

         1. Exchange of Restricted Certificated Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Certificated Notes or Beneficial Interests in an Unrestricted Global Note

         (a) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (b) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Certificated Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Certificated Note, the Owner hereby certifies (i) the Certificated
Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Certificated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (c) [ ] Check if Exchange is from Restricted Certificated Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Certificated Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (d) [ ] Check if Exchange is from Restricted Certificated Note to Unrestricted Certificated Note. In connection with the Owner's Exchange of a Restricted Certificated Note for an Unrestricted Certificated Note, the Owner hereby certifies (i) the Unrestricted Certificated Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act,
(iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Certificated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         2. Exchange of Restricted Certificated Notes or Beneficial Interests in Restricted Global Notes for Restricted Certificated Notes or Beneficial Interests in Restricted Global Notes

         (a) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Certificated Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Certificated Note with an equal principal amount, the Owner hereby certifies that the Restricted Certificated Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Certificated Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Certificated Note and in the Indenture and the Securities Act.

         (b) [ ] Check if Exchange is from Restricted Certificated Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Certificated Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note, [ ] Regulation S Global Note, [ ] Restricted Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

             This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers and Credit Suisse First Boston Corporation, Goldman, Sachs & Co. and JP Morgan Chase (collectively, the "Initial Purchasers"), the Initial Purchasers of such Notes being transferred. We acknowledge that you, the Issuers and the Initial Purchasers will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.


         [Insert Name of Owner]



         By:
             ----------------------------------------
         Name:
               --------------------------------------
         Title:
                -------------------------------------


Dated:
      ------------------, ---------


cc:      Issuers
         Initial Purchasers

                                                                       EXHIBIT D

                           FORM OF GUARANTEE NOTATION


         Subject to the limitations set forth in the Indenture (the "Indenture") referred to in the Note upon which this notation is endorsed, each of the entities listed on Schedule A hereto (hereinafter referred to as the "Subsidiary Guarantors," which term includes any successor or additional Subsidiary Guarantor under the Indenture, (i) has unconditionally guaranteed: (a) the due and punctual payment of the principal of and interest on the Notes, whether at maturity or interest payment date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of and (if lawful) interest on the Notes, (c) the due and punctual performance of all other Obligations of the Issuers to the Holders or the Trustee, all in accordance with the terms set forth in the Indenture, and (d) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise and (ii) has agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Guarantee.

         This Guarantee Notation is subject to the limitations set forth in the Indenture, including Article 11 thereof.

         No member, stockholder, partner, officer, employee, director or incorporator, as such, past, present or future, of the Subsidiary Guarantors shall have any personal liability under this Guarantee by reason of his or its status as such member, manager, partner, stockholder, officer, employee, director or incorporator.

         The Guarantee shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

         Each Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this notation of Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

         The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantees and the Indenture are expressly subordinated to the extent set forth in Articles 10 and 11 of the Indenture and reference is hereby made to such Indenture for the precise terms of such subordination.

         Certain of the Subsidiary Guarantors may be released from their Guarantees upon the terms and subject to the conditions provided in the Indenture.

                       ARGO II, L.L.C.*
                       CRYSTAL HOLDING, L.L.C.*
                       CRYSTAL PROPERTIES AND TRADING COMPANY, L.L.C.* DELOS OFFSHORE COMPANY, L.L.C.*
                       EL PASO ENERGY PARTNERS DEEPWATER, L.L.C.*
                       EL PASO ENERGY PARTNERS OIL TRANSPORT, L.L.C.*
                       EL PASO ENERGY PARTNERS OPERATING COMPANY, L.L.C.* EWING BANK GATHERING COMPANY, L.L.C.*
                       FIRST RESERVE GAS, L.L.C.*
                       FLEXTREND DEVELOPMENT COMPANY, L.L.C.*
                       GREEN CANYON PIPE LINE COMPANY, L.P.*
                       HATTIESBURG GAS STORAGE COMPANY*
                       HATTIESBURG INDUSTRIAL GAS SALES COMPANY, L.L.C.* MANTA RAY GATHERING COMPANY, L.L.C.*
                       PETAL GAS STORAGE COMPANY, L.L.C.*
                       POSEIDON PIPELINE COMPANY, L.L.C.
                       VK DEEPWATER GATHERING COMPANY, L.L.C.*
                       VK-MAIN PASS GATHERING COMPANY, L.L.C.*

                                    VIOSCA KNOLL GATHERING COMPANY*



                                    *By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                      D-2